          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1998
                                                     REGISTRATION NO. 333-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               AMERICAN ATM CORP.
       (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                 FLORIDA                                       7389                                     65-0656168
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                       (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER                     IDENTIFICATION NO.)

                            5061 NORTH DIXIE HIGHWAY
                           BOCA RATON, FLORIDA 33431
                                 (561) 367-8433
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             MORI AARON SCHWEITZER,
                     CHAIRMAN, CEO, PRESIDENT AND TREASURER
                            5061 NORTH DIXIE HIGHWAY
                           BOCA RATON, FLORIDA 33431
                                 (561) 367-8433
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                         COPY OF ALL COMMUNICATIONS TO:
                             GERALD A. ADLER, ESQ.
                              MARY P. O'HARA, ESQ.
                              BONDY & SCHLOSS LLP
                         6 EAST 43RD STREET, 25TH FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 661-3535
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                      PROPOSED
                                                                                 PROPOSED             MAXIMUM
                                                                             MAXIMUM OFFERING        AGGREGATE        AMOUNT OF
             TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE         PRICE PER            OFFERING         REGISTRATION
                     TO BE REGISTERED                      REGISTERED           UNIT(2)             PRICE(2)            FEE(3)
Common Stock, par value $.001(1)......................   3,562,500 Shares        $ 2.40            $ 8,550,000        $ 2,522.25

(1) Represents Common Stock reserved for issuance upon exercise of the Common Stock Purchase Warrants.
(2) Estimated solely for the purposes of calculating the registration fee.
(3) Calculated pursuant to Rule 457(a) based on a bona fide estimate of the maximum offering price.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

________________________________________________________________________________

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 13, 1998

PROSPECTUS

                               AMERICAN ATM CORP.
               3,562,500 SHARES OF COMMON STOCK, $.001 PAR VALUE
              ALL OF WHICH UNDERLY COMMON STOCK PURCHASE WARRANTS

                            ------------------------

     This prospectus relates to 3,562,500 shares of common stock, par value $0.001 per share all of which underly issued and outstanding warrants (the 'Warrants') of American ATM Corp. (the 'Company'). The Common Stock and the Warrants are traded on the National Association of Securities Dealers (the 'NASD') Bulletin Board. The shares (the 'Shares') being registered herewith are issuable from time to time by the Company upon the exercise of the Warrants by the respective holders thereof.

     The Warrants entitle the holders thereof to purchase common stock at a price of $2.40 per share.

                            ------------------------

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE 'RISK FACTORS' BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     The Company will receive all of the proceeds from the sale of the Shares to the holders of Warrants. Assuming all Warrants are exercised in full, the Company will receive gross proceeds of approximately $8,550,000. The Company will bear all costs relating to the registration of the Shares, which are estimated to be approximately $90,000.00. See 'Plan of Distribution.'

             THE DATE OF THIS PROSPECTUS IS                , 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SECURITYHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------
     Prior to the date of this Prospectus, the Company was not subject to the informational requirements of the Securities Exchange Act of 1934. The Company intends to furnish its stockholders with annual reports containing financial statements audited by its independent accounting firm, after the end of each fiscal year, and such other periodic reports as the Company deems appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and the Company's financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is therefore urged to read this prospectus in its entirety. The securities offered hereby involve a high degree of risk, and the exercise of the Warrants and Options and subsequent issuance of the shares by the Company will result in immediate substantial dilution. This Prospectus contains forward looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors discussed under the caption 'Risk Factors.'

THE COMPANY

     The Company, a development stage corporation, is an independent owner and operator of automatic teller machines (each, an 'ATM') which provide individuals with the mechanism to use their bank debit card, MasterCard, Visa, Discover, Diners, American Express Card or other cards to obtain on-the-spot cash from their bank savings and checking accounts for a fee. The Company presently owns 51 and operates 31 ATMs, and has lease contracts for additional locations. It continues to actively pursue additional locations. The Company selects locations in regional and local shopping malls, grocery and convenience stores, airports, night clubs, and other high traffic retail locations. The Company's ATMs and lease contracts are concentrated in the states of Florida, New York, Maine and New Jersey.

     The Company provides its services and places its ATMs in locations pursuant to agreements with the owners of business premises. The Company's ATMs provide a benefit to business operators and their customers in that they increase traffic by causing customers to enter a location with the potential of increasing sales. In addition, cash eliminates the risk of check acceptance and the cost of check guard services and credit card discounts. Offering in-store service of electronic banking may give merchants a powerful differentiator with respect to competitors. Also, replacing credit cards and checks with cash at the register speeds up the checkout process, provides lower labor costs per customer transaction and creates happier customers.

     ATMs also provide convenience to their users. Consumers can access their cash from more locations while handling other shopping needs, and in-store locations provide customers with additional security.

     The Company's growth strategy is to increase the number of ATMs it operates by approximately 75 by the end of 1998 and add an additional 150 machines by the end of 1999. The Company also expects to expand to other geographic locations.

     The Company was incorporated in Florida in March 1996. Its executive offices are located at 5061 North Dixie Highway, Boca Raton, Florida 33431 and its telephone number is (561) 367-8433.

                                  THE OFFERING

Securities Offered:.......................  3,562,500 Shares, all of which are issuable by the Company upon the exercise of the Warrants. See 'Plan of Distribution.'
Securities Outstanding Before the Offering
  and the Exercise of all Warrants and
  Options:................................  2,816,250 shares of Common Stock; Warrants to purchase up to
                                              3,562,500 Shares of Common Stock; and options to purchase 412,500 shares of common stock.
Securities Outstanding After the Offering
  and the Exercise of all Warrants:.......  6,378,750 shares of common stock; Options to purchase 412,500 shares of common stock.
Use of Proceeds:..........................  The Company will receive proceeds from the issuance of the Shares upon the exercise of the Warrants at a price of $2.40 per share. If all of the Warrants are exercised, the Company will receive gross proceeds of approximately $8,550,000.
Risk Factors:.............................  An investment in the Shares offered hereby involves a high degree of risk and, therefore, the Shares should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the Shares should carefully review and consider the factors set forth under 'Risk Factors' as well as other information contained herein, before purchasing any of the Shares. See 'Risk
                                              Factors'.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following table sets forth summary historical financial data for the Company for the six month period ended December 31, 1997 (unaudited), the year ended June 30, 1997 (audited) and from the Company's inception (March 11, 1996) (unaudited), which are derived from the financial statements (and notes thereto) of the Company included elsewhere in this Prospectus. The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of the Company and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Prospectus.

                       SUMMARY HISTORICAL FINANCIAL DATA

                                                                  (UNAUDITED)         (AUDITED)
                                                                  FOR THE SIX       FOR THE YEAR       (UNAUDITED)
                                                                 MONTHS ENDED           ENDED         FROM INCEPTION
                                                               DECEMBER 31, 1997    JUNE 30, 1997    (MARCH 11, 1996)
                                                               -----------------    -------------    ----------------

OPERATING DATA
     Income.................................................      $   131,612        $   118,852        $  250,464
     Operating income.......................................         (218,413)          (485,338)         (726,007)
     Provision (savings) for taxes..........................          (51,431)          (180,383)         (235,153)
     Net income (loss) retained.............................         (162,076)          (282,141)         (463,134)
     Per common share.......................................
          Net income (loss).................................
               Basic........................................            (0.06)             (0.15)            (0.30)
               Assuming Dilution............................            (0.02)             (0.07)            (0.07)
          Number of common shares...........................
               Basic........................................        2,816,250          2,253,000         2,816,250
               Assuming Dilution............................        6,791,250          5,433,000         6,791,250
BALANCE SHEET DATA
     Working capital........................................      $   (33,066)       $   160,689
     Total assets...........................................        1,155,014          1,103,983
     Current liabilities....................................          472,342            250,825
     Long term debt.........................................                0                  0
     Shareholder equity.....................................          682,672            853,158

                                  RISK FACTORS

     An investment in the Shares being offered hereby involves a high degree of risk. Prior to making any investment decisions, prospective investors should carefully consider the following factors, together with the other information presented in this Prospectus including the Financial Statements (and notes thereto).

DEVELOPMENT STAGE COMPANY

     The Company was incorporated on March 11, 1996, has minimal operating history and operating revenues and must be considered in its development stages embarking upon a new business venture. Accordingly, the Company has no significant operating history upon which an evaluation of its business and its prospects can be based. Its business is subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of the success of the Company must be considered in light of the problems, expenses, complications and delays frequently encountered in connection with the formation of a new business, the development of new products or services, the competitive environment in which the Company is operating, and the possibility that its activities may not succeed in obtaining an appreciable share of the markets which it seeks to enter. Additionally, as a result of the start-up nature of its business and the fact that it has virtually no share of its intended markets, the Company may be expected to sustain operating losses for the immediate future. See 'Business' and the Company's financial statements located elsewhere in this Prospectus.

AUDITOR'S REPORT

     With respect to the audited and unaudited financial statements appearing elsewhere in this Prospectus, the Company's independent accountants have included an explanatory paragraph in their report which states that financial statements have been prepared under the assumption that the Company will continue as a going concern. Additionally, this paragraph indicates that, absent access to additional capital such as that contemplated by this offering, there is some doubt about the Company's ability to continue as a going concern. See the Company's financial statements located elsewhere in this Prospectus.

TECHNOLOGICAL CHANGES AND NEW SERVICES

     The ATM industry has been characterized by rapid technological advancements, frequent new service introductions and revolving industry standards. The Company believes that its future success will depend on its ability to anticipate and respond to such changes. There can be no assurance that the Company will have sufficient resources to make the investments necessary to acquire new technology or to introduce new services that would satisfy an expanded range of customer needs.

COMPETITION

     The ATM business is and can be expected to remain highly competitive. While the Company's principal competition comes from national and regional banks, the Company also competes with other independent ATM companies. All of these competitors offer services similar to or substantially the same as the Company. Most of these competitors are larger, more established and have greater financial and other resources than the Company. Such competition could prevent the Company from obtaining or maintaining desirable locations for its machines or could cause the Company to reduce its user fees generated by its ATMs or cause the Company to pay higher leasing fees thereby reducing the Company's profits. The independent ATM business has become increasingly competitive as entities other than banks have entered the market with relatively few barriers to accomplish such entry. See 'Business.'

BUSINESS CONDITIONS IN GENERAL

     An investment in the Company involves the general risks associated with ownership and operation of a small, newly established business. One of the principal business risks associated with an investment in the Company is its potential inability to establish itself profitably within the ATM industry.

Operations could also be affected by economic and business factors, most of which are beyond the Company's control. Such factors include, but are not limited to, additional governmental regulation of the ATM industry and competition from banks expanding into the field outside of their individual banking network.

REGULATORY UNCERTAINTY

     The Company operates in a changing and largely unpredictable regulatory environment. While the ATM industry is regulated by the Federal Electronic Funds Transfer Act which provides a basic framework establishing the rights, liabilities and responsibilities of participants in electronic funds transfer systems, the Company has no obligation to inform governmental authorities about or obtain governmental approval for its operations. However, in the event that the Company's business becomes regulated, the cost of complying with such regulations could be unduly burdensome, which could result in a reduction of the Company's profits.

RELIANCE ON KEY PERSONNEL; INEXPERIENCED PERSONNEL

     The Company is heavily dependent upon the efforts and abilities of Mori Aaron Schweitzer, the Chief Executive Officer, President and Chairman of the Board and Ms. Carmen Panizzi, Vice President and ATM Administrator. Mr. Schweitzer and Ms. Panizzi have had limited experience in the ATM business. However, Mr. Schweitzer has had significant business experience as have the other officers and directors of the Company. The loss of the services of Mr. Schweitzer, Ms. Panizzi or other management personnel could have a material adverse effect on the Company's business, financial condition or results of operations. Currently, the Company does not have employment agreements with any of its key personnel, nor does it have key-man insurance on any of their lives.

ABILITY TO EXPAND OPERATIONS

     The Company intends to continue expansion of its operations by installing or acquiring ATM machines in the areas where the Company is presently operating (Florida, Maine, New York and New Jersey), as well as in new areas. The ability of the Company to install additional ATM machines depends on numerous factors, including having adequate financial resources, locating satisfactory sites for ATM machines and hiring service companies to service the sites and to support the advanced technology necessary to provide service enhancement. No assurance can be given that the proceeds of this offering (even if all of the Warrants are exercised, of which there can be no assurance) and any revenue which the Company may generate from operations, if any, will be sufficient to meet the Company's capital needs. If not, the Company will require additional financing in the future. There can be no assurance that the Company will be able to secure addition financing or that such financing will be available on terms acceptable to the Company. If adequate funds are not available from operations or financing, the Company may have to modify its business strategy.

MAINTENANCE CRITERIA FOR NASDAQ QUOTATION

     Assuming the exercise of all of the Warrants, of which no assurance can be given, the Company intends to apply to have the Shares approved for quotation on Nasdaq SmallCap MarketSM. However, no assurance can be given that it will be able to satisfy the criteria for initial or continued quotation on Nasdaq following this Offering. To continue to be quoted on Nasdaq, the Company must satisfy certain maintenance criteria, including having (i) at least two market makers for its Common Stock; (ii) total assets of at least $4 million; (iii) capital and surplus of at least $2 million; (iv) a minimum bid price per share of $3.00; (v) at least 300 shareholders and (vi) a public float of at least 100,000 shares with a market value of at least $1 million. If the Company's securities become listed on the Nasdaq SmallCap Market, failure to meet any of these maintenance criteria in the future would result in the Company's securities being delisted by Nasdaq.

     In the event that the Company's securities were delisted, any trading in the securities would resume in the over-the-counter market or the OTC Electronic Bulletin Board of the National Association of

Securities Dealers, Inc. As a result of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities.

PENNY STOCK RULE

     Trading in the Company's securities is conducted on the NASD's Electronic Bulletin Board. In the absence of the common stock being quoted on Nasdaq, or the Company having $2 million in net tangible assets, trading in the common stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the 'Exchange Act') for non-Nasdaq and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The Securities and Exchange Commission (the 'Commission') has adopted regulations that generally define a penny stock to be an equity security that has a market price of less that $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on Nasdaq and an equity security issued by an issuer that has (i) net tangible assets of at least $5 million, if such issuer has been in continuous operation for less than three (3) years, or (iii) average revenue of at least $6 million for the proceeding three
(3) years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. As the Company's common stock is presently subject to the regulations on penny stock, the market liquidity for the common stock could be severely and adversely affected due to the limitations on the ability of broker-dealers to sell the common stock in the public market.

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS

     At such time as the Shares underlying the Warrants become registered under the Securities Act of 1933, as amended (the 'Securities Act'), holders of the Warrants will be able to exercise the Warrants only if (i) a current Prospectus under the Securities Act relating to the Shares is then in effect and (ii) the Shares are qualified for sale or exempt from qualification under the applicable securities laws of the state in which the various holders of Warrants reside. Although the Company has agreed to use its best efforts to maintain a current registration statement covering the Shares, there can be no assurance that the Company will be able to do so. The value of the Shares may be greatly reduced if a registration statement covering the Shares is not kept current or if the Shares are not qualified, or exempt from qualification, in the states in which the holders of warrants and options reside. Persons holding Warrants who reside in jurisdictions in which the Shares are not qualified and in which there is no exemption will be unable to exercise their Warrants and would either have to sell their Warrants or allow them to expire unexercised.

NO DIVIDENDS ON COMMON STOCK

     The Company does not currently pay and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future because it intends to retain its earnings to finance the expansion of its business. There can be no assurance that the operations of the Company will result in sufficient revenues to enable the Company to operate at profitable levels or to generate a positive cash flow. Therefore, investors who anticipate the need of an immediate income, in the form of dividends on their common stock should refrain from purchasing the Shares being offered hereby.

POSSIBLE ADVERSE EFFECT OF ISSUANCE OF PREFERRED STOCK

     The Company's Certificate of Incorporation, as amended, authorizes the issuance of 100,000 shares of Preferred Stock, with designations, rights and preferences to be determined from time to time by the Board of Directors. As a result of the foregoing, the Board of Directors is empowered, without further shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock.

In the event of issuance, the Preferred Stock, could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no plans to issue any shares of Preferred Stock, there can be no assurance that it will not issue Preferred Stock at some time in the future. See 'Description of Securities.'

SHARES ELIGIBLE FOR FUTURE SALE

     Assuming the exercise of all of the outstanding Warrants and Options, 1,303,750 shares of the Company's 6,791,250 outstanding shares of Common Stock will be 'restricted securities' and in the future, may be sold only in compliance with Rule 144 or other exemption under the Securities Act, unless registered under the Securities Act. Under Rule 144, a person who has owned Common Stock for at least one (1) year may, under certain circumstances, sell within any three-month period, a number of shares of Common Stock that does not exceed the greater of one (1%) percent of the then outstanding shares of Common Stock or the average weekly trading volume during the four (4) calendar weeks prior to such sale. In addition, a person who is not deemed to have been an affiliate at any time during the three (3) months preceding a sale and who has beneficially owned the restricted securities for the last three (3) years, is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. The Company cannot predict how sales made pursuant to Rule 144 would affect the prevailing market price of the shares of Common Stock, if a market should develop therefore. See 'Shares Eligible for Future Sale.'

SIGNIFICANT OUTSTANDING OPTIONS AND WARRANTS

     As of the date of this Prospectus, there are outstanding immediately exercisable Warrants, and Options to purchase an aggregate of 3,975,000 shares of common stock at exercise prices ranging from $.80 to $2.40 per share. The registration of the securities pursuant to this Prospectus will render the Warrants immediately exercisable by their terms. To the extent that such Warrants, and Options are exercised, immediate and substantial dilution to the Company's shareholders as well as holders exercising Warrants, and/or Options, will occur.

     Moreover, with respect to the Warrants and Options, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected, since the holders of the options can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than the exercise and conversion terms provided in such securities.

FORWARD LOOKING STATEMENTS

     This Prospectus and the information incorporated herein by reference contain various 'forward-looking statements' within the meaning of federal and state securities laws, including those identified or predicated by the words 'believes,' 'anticipates' 'expects,' 'plans' or similar expressions. Such statements are subject to a number of uncertainties that could cause the actual results to differ materially from those projected. Such factors include, but are not limited to, those described under 'Risk Factors'. Given these uncertainties, prospective purchasers are cautioned not to place undue reliance upon such statements.

                                USE OF PROCEEDS

     The Company will receive proceeds from the issuance of the Shares upon the exercise of Warrants, if any, at $2.40 per share. If all the Warrants are exercised, the Company will receive net proceeds, after deduction of Offering expenses, of approximately $8,460,000. The Company intends to use the net proceeds for the following purposes in order of priority: (i) approximately $2,000,000 to purchase and install 200 ATM machines; (ii) approximately $1,000,000 to provide cash to supply the ATM machines with working capital;
(iii) approximately $3,000,000 for unidentified compatible financial based acquisition; and (iv) approximately 2,460,000 in working capital.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at December 31, 1997 and as adjusted to reflect the issuance and sale of 3,562,500 shares of the Common Stock offered hereby upon exercise of the Warrants at a price of $2.40 per share and the receipt and initial application of the net proceeds therefrom. The following table should be read in conjunction with the financial statements and related notes thereto included elsewhere in this Prospectus.

                                                                                             DECEMBER 31, 1997
                                                                                         -------------------------
                                                                                           ACTUAL      AS ADJUSTED
                                                                                         ----------    -----------

Total current liabilities.............................................................   $  472,342    $  472,342
Long-term debt........................................................................            0             0
Stockholders' equity
     Preferred Stock, par value, $10.00 per share: 100,000 shares authorized; no
      shares issued or outstanding....................................................            0             0
     Common Stock, par value, $.001 per share: 10,000,000 shares authorized; 2,816,250 shares issued and outstanding before the exercise of the Warrants and 6,378,750
      upon the exercise of all of the outstanding Warrants............................        2,816         6,379
     Additional paid-in capital.......................................................    1,151,963     9,599,428
     Retained earnings................................................................     (463,134)     (463,134)
                                                                                         ----------    -----------
          Total capitalization........................................................   $  691,645    $9,142,672
                                                                                         ----------    -----------
                                                                                         ----------    -----------

                                    DILUTION

     Shareholders' equity in the Company at December 31, 1997 was approximately $682,672, or $0.10 per share (on a fully diluted basis). Shareholders' equity is determined by dividing the net worth of the Company (total assets less liabilities), by the number of shares of Common Stock deemed to be outstanding on such date. After giving effect to the exercise in full of all of the Warrants (and the corresponding sale of the Shares being offered hereby) and the receipt by the Company of the net proceeds therefrom, the pro forma shareholders' equity of the Company at December 31, 1997, would have been approximately $9,142,672 or $1.35 per share. This represents an immediate dilution to the exercising Warrant holders of $1.05 per share (43.92%). Dilution is determined by subtracting pro forma shareholders' equity per share after the exercise from the exercise price per share.

     The following table illustrates this per share dilution:

Shareholder Equity -- Before Conversion..................................   $   682,672
Shareholder Equity -- After Conversion...................................     9,142,672
     Increase............................................................                    8,460,000
Outstanding Shares -- Before Conversion..................................     2,816,250
Outstanding Shares -- After Conversion...................................     6,378,750
     Increase............................................................                    3,562,500
Fully Diluted Shares -- Before Conversion................................     6,791,250
Fully Diluted Shares -- After Conversion.................................     6,791,250
     Increase............................................................                            0
Equity per Share -- Before Warrant Conversions...........................           .24
Equity per Share -- After Warrant Conversions............................          1.43
Warrant Exercise Price...................................................          2.40
Dilution per Share.......................................................          (.97)
Percent Dilution.........................................................        40.29%
Fully Diluted Equity per Share -- Before Conversion......................          0.10
Fully Diluted Equity per Share -- After Conversion.......................          1.35
Exercise Price of Warrants per Share.....................................          2.40
Dilution per Share.......................................................         (1.05)
Percentage Dilution......................................................        43.92%

                                DIVIDEND POLICY

     The Company has never paid dividends on its Common Stock and does not anticipate paying dividends or altering its dividend policy in the foreseeable future. The Company currently intends to retain all available funds for use in the operation and expansion of its business. The payment of dividends on its Common Stock will depend on its earnings, financial condition, cash flows, capital requirements and such other considerations as the Board of Directors may consider relevant, including any contractual prohibitions with respect to the payment of dividends.

                     SELECTED HISTORICAL AND FINANCIAL DATA

     The following table sets forth summary historical financial data for the Company for the six month period ended December 31, 1997 (unaudited), the year ended June 30, 1997 (audited) and from the Company's inception (March 11, 1996) unaudited, which are derived from the financial statements (and notes thereto) of the Company included elsewhere in this Prospectus. The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of the Company and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' included elsewhere in this Prospectus.

                       SUMMARY HISTORICAL FINANCIAL DATA

                                                             UNAUDITED
                                                            FOR THE SIX            AUDITED             UNAUDITED
                                                           MONTHS ENDED       FOR THE YEAR ENDED     FROM INCEPTION
                                                         DECEMBER 31, 1997      JUNE 30, 1997       (MARCH 11, 1996)
                                                         -----------------    ------------------    ----------------

Operating Data
     Income...........................................      $   131,612           $  118,852           $  250,464
     Operating income.................................         (218,413)            (485,338)            (726,007)
     Provision (Savings) for taxes....................          (51,431)            (180,383)            (235,153)
     Net income (loss) retained.......................         (162,076)            (282,141)            (463,134)
     Per Common Share
          Net Income (Loss)
               Basic..................................            (0.06)               (0.15)               (0.30)
               Assuming Dilution......................            (0.02)               (0.07)               (0.07)
          Number of common shares
               Basic..................................        2,816,250            2,253,000            2,816,250
               Assuming Dilution......................        6,791,250            5,433,000            6,791,250
                                                         -----------------    ------------------    ----------------
Balance Sheet Data
     Working capital..................................          (33,066)             411,514
     Total assets.....................................        1,155,014            1,103,983
     Current liabilities..............................          472,342              250,825
     Long term debt...................................                0                    0
     Shareholder equity...............................          682,672              853,158

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto contained elsewhere in this Prospectus. Certain statements under this caption 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' constitute 'forward-looking statements' under the Private Securities Litigation Reform Act of 1995. See 'Risk Factors -- Forward Looking Statements.'

PLAN OF OPERATION

     The Company's plan of operation for the next twelve months will principally involve the acquisition of additional ATMs and leased sites. The Company anticipates, with the net proceeds of this offering, together with funds previously raised by the Company, that it will be able to have 75 ATMs in operation by the end of fiscal 1998 with an additional 150 ATMs in operation by the end of fiscal 1999. The Company will also seek to acquire other privately held companies in the ATM, banking and related industries. To date, no such companies have been identified.

     Assuming all of the Warrants are exercised, of which no assurance can be given, the net proceeds of this offering will be approximately $8,460,000. The Company believes such proceeds will be sufficient for it to meet its cash requirements to fund and operate its business on an ongoing basis.

RESULTS OF OPERATIONS

     The Company derives its revenues from fees charged for the operation of ATMs which dispense cash to the customer who uses his/her bank ATM debit or credit card. These machines are located in high traffic retail areas and selected convenience stores. The Company has signed 52 of these locations to date and expects to sign at least an additional 23 before December 31, 1998. The Company has non-binding agreements with suppliers for additional machines.

SIX MONTHS ENDED DECEMBER 31, 1997

Income

     For the six months ended December 31, 1997, the Company had gross income of $131,612, compared with $11,259 for the six months ended December 31, 1996. The increase was the result of more equipment in place and all installed equipment beginning to generate fee income.

Operating Expenses

     For the six months ended December 31, 1997, the Company had total operating expenses of $190,292, compared with $106,475 for the six months ended December 31, 1996. The increase resulted from expanded operations and new installations.

Net Operating (Loss)

     For the six months ended December 31, 1997, the Company had a net operating loss of $218,413, compared with $134,092 for the six months ended December 31, 1996. The increase was due to the repositioning of equipment to potentially more profitable locations and changes to income resulting from the write-down of previously capitalized location costs.

YEAR ENDED JUNE 30, 1997

Income

     For the fiscal year ended June 30, 1997, the Company had a gross income of $118,852. The Company is still in its development stage and has received minimal income from the use of its machines to date. The Company completed the installation of its first machines in September 1996.

Operating Expenses

     During the fiscal year ended June 30, 1997, the Company had total operating expenses of $234,382. During the period from its inception through June 30, 1997 total operating expenses were $255,411. At this time, the remainder of the expenses of the Company were for the acquisition of sites and testing of equipment connected with the start of the Company. At full operation of the first group of machines, minimal additional personnel will be required as the Company presently outsources installation, repair and maintenance services at this time. Additional expenses will include the transaction lease costs for the sites, insurance costs, telephone costs, interconnect fees, maintenance and fit cash fulfillment fees.

Net Operating (Loss)

     During the fiscal year ended June 30, 1997, the Company had a net operating loss after taxes of $(282,141). During the period from inception through June 30, 1997, the Company's losses were $(301,058). The investment in establishing a location and installing equipment requires expenditures that will exceed short term income generated from a site. Each location is expected to become profitable as a result of the customer's continued dependence on the convenience of obtaining cash on demand. There can be no assurance, however, as to the profitability of any particular location.

LIQUIDITY AND CAPITAL RESOURCES

     During the six months ended December 31, 1997 the Company received $150,802 from operating activities.

     During the year ended June 30, 1997 the Company used $266,865 in working capital and spent $563,210 on equipment to establish itself and its operations as detailed in the attached financial statements. During the same period, the Company raised $819,216 in equity through an offering of its securities and arranged for a restricted line of credit for up to $1 million. The Company believes that if the Warrants are exercised, of which there can be no assurance, the net proceeds from the exercise of the Warrants together with the prior equity raised, its restricted line of credit and its anticipated cash from operating activities it will be in a position to fully finance its planned operations and expansion. In the event the Warrants are not exercised, the Company will require additional financing in the future.

                                    BUSINESS

GENERAL

     The Company, a development stage corporation, is an independent owner and operator of automatic teller machines ('ATM') which provides individuals the mechanism to use their bank debit card, MasterCard, Visa, Discover, Diners, American Express Card or other cards to obtain on-the-spot cash from their bank savings or checking accounts for a fee. The Company presently owns 51 ATMs, 31 of which are operating, with lease contracts for additional locations. In addition, it continues to actively pursue additional locations. The Company plans to select locations in regional and local shopping malls, grocery and convenience stores, and other high traffic retail locations. The Company's ATMs and lease contracts are concentrated in the states of Florida, New York, New Jersey and Maine.

     The Company provides its services and places its ATMs in locations, pursuant to agreements with the owners of businesses. The Company provides a benefit to business operators and their customers in that ATMs increase traffic by causing customers to enter a location with the potential of increasing sales. In addition, cash eliminates the risk of check acceptance and the cost of check guard services and credit card discounts. Offering in-store service of electronic banking may give merchants a powerful differentiator with respect to competitors. Also, replacing credit cards and checks with cash at the register speeds up the checkout process, provides lower labor cost per customer transaction and creates happier customers.

     ATMs also provide convenience to their users. Consumers can access their cash from more locations while shopping and in-store locations provide customer with additional security.

     The Company's growth strategy is to increase the number of ATMs it operates to approximately 75 by the end of 1998 and an additional 150 machines by the end of 1999. The Company intends to expand to other geographic locations. The Company may need additional financing in order to achieve its growth strategy, and there can be no assurance that such additional financing will be available or, if available, will be on favorable terms. Moreover, if the Company is able to obtain such financing and increases its operations in accordance with its growth strategy, there can be no assurance that the additional ATMs will be sufficiently profitable to sustain their continued operation in the sites in which they are located.

TYPES OF ATM SYSTEMS

     There are two types of ATM systems, off-line and on-line. If the system is off-line, the transaction is recorded on a tape and then transported by courier from the machine, once a day to be processed, and the customers' account is updated within one day. If the ATM system is on-line, the transaction is processed immediately and the customer's account is updated and credited for a deposit or debited for a cash withdrawal. All of the Company's ATMs are on-line machines.

DEVELOPMENT OF A CASH ACCESS SYSTEM FOR USE BY THE INTERNET GAMING INDUSTRY

     The Company intends to develop, alone or in a joint venture, a software system for use by the Internet gaming industry. The purpose of this system will be to allow customers of 'virtual casinos' to access their bank accounts via their home computers, in the same manner as an ATM card does with an ATM machine. There can be no assurance that the Company will be able to develop such a system, or, if it does that the operation of such a system will result in profits to the Company.

LEASE AGREEMENTS WITH BUSINESS OPERATORS

     The Company provides its services and places ATMs at locations pursuant to agreements with the owners of business premises. Such agreements typically have initial terms of five years, with renewal clauses. These agreements also provide that the Company may cancel the agreement if the ATMs fail to meet minimum income expectation levels. There can be no assurance that any of the agreements will be renewed after their initial terms. These owners typically receive a rental fee based on a percentage of cash dispensed transactions and such fee increases as the number of transactions increase.

SERVICES OFFERED

     Most ATM transactions are cash withdrawals from the customer's bank checking account, particularly in a retail location. ATMs perform a wide range of banking services, including deposits, withdrawals, payments to creditors and access to bank accounts. The Company's ATMs currently permit a user to withdraw cash of up to $300 per transaction, provide bank balances and receipts.

     The Company provides a system whereby retail customers may use their bank debit card, to obtain cash advances. In a typical credit card transaction, the amount of the cash advance together with a service fee is charged to the individual's bank debit card, MasterCard, Visa, Discover, Diners, American Express Card or other debit card. Upon authorization of the transaction by either the bank who issued the credit card, the credit card company or a designated agent, the ATM machine dispenses the amount of cash requested and approved. The customer is guided through the process by instructions and messages that appear on the LCD display. Such messages prompt identification number, the amount of the advance requested and informs the customer of the status of the customer's request, and the approval or disapproval of the transaction by the credit card company or bank. If approved, the proper amount of cash is dispensed by the ATM to the customer. The customer then takes the cash, credit card and receipt and leaves. Total elapsed time is usually under one minute per customer.

     The Company also outsources a 24 hour telephone support system to provide assistance to customers and to report problems of any machine at any location. The communications system is made up of a network of long distance telephone lines, as well as a number of dedicated telephone circuits. The Company is highly dependent upon the proper functioning of its telecommunications and computer equipment. While management strives to provide reasonable backup provisions, there can be no assurance that certain events caused by outside parties, such as telephone companies, credit card processors and banks, which are beyond the reasonable control of the Company, will not initially disrupt the Company's business.

SERVICE AND MAINTENANCE

     The ATM machines are currently serviced and kept in good working order by Independent Field Service, Lefbure Corporation and Solutions Plus under service contracts. The service contractors clean and maintain the ATMs and respond to 'trouble' calls made by a business owners and ATM users. The ATM technicians are not responsible for cash replenishment.

     The Company utilizes custom software that continuously monitors the ATM transactions from each ATM as well as the expenses relating to that ATM, including commissions payable to business owners. This software permits the Company to generate detailed financial information by ATM location allowing the Company to monitor the profitability of each location.

CASH REPLENISHMENT

     The Company's ATMs are replenished with funds from American Securities Bank as well as through private funding sources and its own working capital. The agreement with American Securities Bank allows the Company to replenish its ATM cash through American Security Bank, at a rate of prime plus 2%. The Company plans to transfer all of its funding to American Security Bank at an annual cost savings of 4% of average total fit cash. Each machine holds anywhere from $5,000 to $20,000 and are replenished with funds either once or twice a week, as needed.

     The Company has retained the services of Loomis, Fargo Armored Car Service ('Loomis, Fargo') to transport the funds to the ATMs; replace the currency dispensed by the ATMs; return leftover currency from the ATM to the Company; reconcile the ATM dispensed currency totals with leftover currency in the ATM and totals recorded by the ATM and/or the Company's records; and repair and restore an ATM to its proper operating mode, exclusive of hardware maintenance or repair. The Company pays Wells Fargo approximately $325 per ATM per month assuming 4.3 calls per month and approximately $55 for each additional call. However, these prices will fluctuate with different locations.

COMPETITION

     The ATM business is and can be expected to remain highly competitive. While the Company's principal competition comes from national and regional banks, the Company also competes with independent ATM companies. All of these competitors offer services similar to or substantially the same as those offered by the Company. Most of these competitors are larger, more established and have greater financial and other resources than the Company. Such competition could prevent the Company from obtaining or maintaining desirable locations for its machines or could cause the Company to reduce its user fees generated by its ATMs or could cause the Company's profits to decline. The independent ATM business has become increasingly competitive since entities other than banks have entered the market and relatively few barriers exist to entry.

GOVERNMENT REGULATION

     The Company is subject to potential regulation by the Federal Banking Acts. In the event that the Company develops nationwide operations, it may be subject to regulations of state authorities in those states in which it operates.

EMPLOYEES

     The Company currently employs 3 persons on a full time basis. It is anticipated that the Company's personnel requirements will not grow substantially in either the administrative or service areas. The Company contracts with independent contractors to install and service its ATM's.

PROPERTIES

     The Company currently has a three year lease for approximately 1,050 square feet of office space at 5061 North Dixie Highway, Boca Raton, Florida 33431. The current term of the lease expires on June 30, 1999. The Company believes it will be able to either enter into a new lease after its current lease expires or find new space to lease. The Company believes that this facility is adequate to satisfy its needs for the foreseeable future.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company:

NAME                                         AGE                         POSITION
------------------------------------------   ---   -----------------------------------------------------

Mori Aaron Schweitzer.....................   65    Chairman of the Board, Chief Executive Officer,
                                                     President and Treasurer
Sandra Parker.............................   61    Vice President, Director
Wayne Kight...............................   46    Secretary, Director
Carmen Panizzi............................   35    Vice President ATM Operations
Norman Shapiro............................   65    Director
Barry J. Haberman.........................   52    Director

     The business experience of each of the directors and executive officers of the Company for at least the previous five years is as follows:

          Mori Aaron Schweitzer is the founder of the Company and has been President, Chief Executive Officer, Treasurer and a director of the Company since its inception in March 1996. Since 1981, Mr. Schweitzer has been a private investor. Mr. Schweitzer graduated from Brooklyn Law School in 1956 and is a member of the bar of the State of New York. He has also served on the advisory boards of the Bank of Los Angeles and on the United States National Bank of San Diego.

          Sondra Parker has been Vice President and a Director of the Company since July 1996. Since 1991, Ms. Parker has been the advisor to and administrator of a private family trust. From 1975 to 1991, Ms. Parker was a branch manager of First Nationwide Bank (formerly known as Washington Federal of Miami Beach, Florida), Commonwealth Savings and Loan Association and Great Western Bank (formerly known as Centrust Bank).

          Wayne Kight has been Secretary and a Director of the Company since its inception in March 1996. Mr. Kight has been vice president of Homeowners Financial Corp., a service company, since September 1994. From 1992 to 1993, he was a loan officer for Paine Webber Mortgage Finance, Inc. in Columbia, Maryland. From 1982 to 1992, Mr. Kight was president of Bertram & Daniels, Inc., financial & leasing consultants, in Coral Springs, Florida. Mr. Kight received a law degree from Woodrow Wilson College of Law, Atlanta, Georgia, in 1978 and a B.A. in Business Administration, from Georgia State University of Atlanta, Georgia in 1974.

          Norman Shapiro has been a Director of the Company since its inception in March 1996. Since 1983, Mr. Shapiro has been a builder, developer and property manager of Steckmar National Realty Corporation. Prior to that time, Mr. Shapiro was Operations Manager for Olympia and York (Quebec). Mr. Shapiro has been a director of Hillsboro Medical Associates, Inc. and Hillsboro Professional Center, Inc. since 1983. Mr. Shapiro graduated from the University of Montreal in 1954 and received a degree in Practical Mechanical Engineering.

          Barry J. Haberman has been a Director of the Company since its inception in March 1996. Mr. Haberman is a retired investor and since has served as a director of the Palm Beach Country Land Use and Planning Board. Mr. Haberman received a B.A. in Accounting and Economics from City College of the City of New York in 1968.

          Carmen Panizzi has been Vice President of ATM Operations for the company since December 1996. Mrs. Panizzi was employed by the South Palm Beach County Jewish Federation as an Administrative Campaign Secretary from 1993 to 1996. From 1992 to 1993 she served as the assistant to the General Manager of JCB Credit Card in Frankfurt, Germany. She is a 1980 graduate of the SPRACH UND Dolmetcherschule (College for Languages) in Giessen, Germany.

DIRECTOR COMPENSATION

     Directors of the Company who are not salaried officers will receive a fee of $100 for attending each Board meeting or meeting of a committee of the Board of which they are a member. In addition, all directors will be reimbursed for their reasonable out-of-pocket expenses in connection with attending meetings of the Board or any committee thereof.

OPTION PLAN

     In August 1996, the Board of Directors adopted and in June 1997 the stockholders approved the Option Plan. The Option Plan provides for the grant of incentive stock option ('ISOs'), intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code 1986, as amended, and nonstatutory stock options ('NSOs') that do not qualify for such treatment. Only employees (including officers and directors who are also employees) of the Company or any of its subsidiaries are eligible to receive grants of ISOs. Employees, officers, directors, consultants, contractors and advisers of the Company or any subsidiary are eligible to receive grants of NSOs. The purpose of the Option Plan is to attract and retain exemplary directors, employees, agents and consultants. No options can be granted under the Option Plan at less than 100% of the fair market value of the Company's securities on the date of grant.

     The Option Plan provides that a maximum of 750,000 (corrected for the forward split) shares of Common Stock may be issued upon the exercise of options granted under the Option Plan. If any option granted under the Option Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will be available for additional option grants. As of the date of this Prospectus, 330,000 options have been granted under the plan.

     The Option Plan is administered by the Board of Directors of the Company which determines, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or NSOs, or a combination thereof, and the number of shares of stock to be subject to such options. The Board of Directors of the Company may, in its discretion, delegate its powers, duties and responsibilities under the Option Plan to a committee consisting of two or more directors who are 'disinterested persons' within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

LIMITATIONS ON PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     The Florida Business Corporation Act, in general, allows corporations to indemnify their directors and officers against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with suits or proceedings, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. In the case of the criminal action, the director or officer must have had no reasonable cause to believe that person's conduct was unlawful. Under current law, no indemnification may be made if in connection with a proceeding, or in the right of the corporation in which the director or officer was adjudged to be liable to the corporation.

     The Company will enter into an indemnification agreement with each of its directors and officers.

EXECUTIVE COMPENSATION

     The Company has not paid any compensation exceeding $100,000 to its executive officers from inception through the date of this Prospectus. The following table sets forth the annual compensation for Mr. Schweitzer, the Company's Chief Executive Officer, who receives a salary of $60,000 per year:

                                                                        LONG TERM COMPENSATION
                                                   ----------------------------------------------------------------
                                                                                           AWARDS
                                                          ANNUAL COMPENSATION            ----------      PAYOUTS
                                                   ----------------------------------    SECURITIES    ------------
                                                                         OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSTION               YEAR      SALARY      BONUS     COMPENSATION     OPTIONS      COMPENSATION
-------------------------------------   -------    -------    -------    ------------    ----------    ------------
Mori Aaron Schweitzer,
  Chairman and Chief Executive             1997    $48,000                                 250,000
  Officer............................      1996      --         --          --              --            --

                     OPTION GRANTS IN THE LAST FISCAL YEAR

     During fiscal 1997, the following stock options were granted:

                                                               INDIVIDUAL GRANTS
                                         -------------------------------------------------------------
                                                       PERCENTAGE
                                         NUMBER OF     OF TOTAL
                                         SECURITIES     OPTIONS
                                         UNDERLYING     GRANTED        EXERCISE                           GRANT DATE
                                          OPTIONS      EMPLOYEES        OR BASE                            PRESENT
NAME                                      GRANTED        IN FY           PRICE         EXPIRATION DATE      VALUE
--------------------------------------   ----------    ---------    ---------------    ---------------    ----------
Mori Aaron Schweitzer.................     250,000        61%       $0.88 per share        3/16/00          19,425
Carmen Panizzi........................      37,500         9%       $0.80 per share        3/16/01           2,914
Wayne Kight...........................      25,000         6%       $0.80 per share        3/16/01           1,943
Norman Shapiro........................      25,000         6%       $0.80 per share        3/16/01           1,943
Barry Haberman........................      25,000         6%       $0.80 per share        3/16/01           1,943
Sondra Parker.........................      25,000         6%       $0.80 per share        3/16/01           1,943
Frank Falco...........................      25,000         6%       $0.80 per share        3/16/01           1,943

                    AGGREGATED OPTION EXERCISES AND HOLDINGS

     No options issued by the Company were exercisable in fiscal 1997. The following table lists the number of underlying securities and value at year-end of unexercised options held by the Company's executive officers:

                                                                                   NUMBER OF            VALUE OF
                                                                                  SECURITIES         UNEXERCISED IN-
                                                                                  UNDERLYING            THE MONEY
                                                      SHARES                   OPTIONS AT FY-END    OPTIONS AT FY-END
                                                    ACQUIRED ON     VALUE        EXERCISABLE/         EXERCISABLE/
NAME                                                 EXERCISE      REALIZED      UNEXERCISABLE        UNEXERCISABLE
-------------------------------------------------   -----------    --------    -----------------    -----------------
Mori Aaron Schweitzer............................         --           --         250,000/ --            --
Carmen Panizzi...................................         --           --          37,500/ --            --
Wayne Kight......................................         --           --          25,000/ --            --
Norman Shapiro...................................         --           --          25,000/ --            --
Barry Haberman...................................         --           --          25,000/ --            --
Sondra Parker....................................         --           --          25,000/ --            --
Frank Falco......................................         --           --          25,000/ --            --

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of Stock as of the date of this Prospectus and as adjusted to reflect the exercise of the Warrants (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the Company's named executive officers and (iv) all directors and executive officers of the Company as a group.

       NAME AND ADDRESS OF BENEFICIAL OWNER(1)          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
-----------------------------------------------------   -----------------------------------------    ----------------

Mori Aaron Schweitzer................................                    550,000(2)                        22.19%
Wayne Kight..........................................                     37,500(3)                         1.33%
Carmen Panizzi.......................................                     37,500(4)                         1.33%
Norman Shapiro.......................................                     78,750(3)                         2.80%
Barry Haberman.......................................                     65,000(3)                         2.31%
Sondra Parker........................................                     25,000(4)                       *
All directors and executive officers as a group......                    793,750                            31.0%

------------

*  Less than 1%

(1) The address for each person listed is c/o the Company, 5061 North Dixie Highway, Boca Raton, FL 33431.

(2) Includes 250,000 shares underlying options currently exercisable at $0.88 per share.

(3) Includes 25,000 shares underlying options currently exercisable at $0.80 per share.

(4) All of which underly options currently exercisable at $0.80 per share.

                              PLAN OF DISTRIBUTION

     The Company will receive proceeds from the issuance of the Shares upon the exercise of the Warrants at $2.40 per share. If the Warrants are exercised in full, the Company will receive approximately $8,550,000 of gross proceeds therefrom. This Prospectus relates to the sale of such Shares to the holders of the Warrants.

     The Company will bear all of the expenses of registration of the Shares under the federal and state securities laws, including legal and filing fees. Such expenses payable by the Company are currently estimated to be $90,000.

     Pursuant to certain agreements, the Company has agreed to indemnify the holders of the Warrants against certain liabilities, including certain potential liabilities under the Securities Act, or to contribute to payments such holders may be required to make in respect thereof.

                           DESCRIPTION OF SECURITIES

     The following description of the Common Stock of the Company and the Company's Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws which are included as exhibits to the Registration Statement of which this Prospectus is a part, and by the provisions of the Florida Business Corporation Act.

GENERAL

     The Company's authorized capital consists of 10,000,000 shares of Common Stock, par value $.001 and 100,000 shares of Preferred Stock, $10.00 par value.

COMMON STOCK

     As of December 31, 1997, the Company had outstanding 2,816,250 shares of Common Stock. Each share of Common Stock is entitled to one vote at all meetings of shareholders. Shareholders are not permitted to cumulate votes in the election of directors. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. In the event of liquidation, dissolution or winding up the Company, holders of the Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities and preferences of outstanding Preferred Stock, if any. The outstanding shares of Common Stock are duly and validly issued, fully paid and nonassessable.

PREFERRED STOCK

     The Company is authorized to issue 100,000 shares of voting Preferred Stock, $10.00 par value. No shares are presently issued our outstanding.

WARRANTS

     In a prior Offering, the Company sold Warrants to purchase 2,500,000 shares of Common Stock, and the Company has also issued Warrants to purchase 1,062,500 shares of common stock in exchange for independent public relations services to the Company. Each such Warrant is exercisable for a period of three (3) years from the date thereof, for one share of the Company's common stock at an exercise price of $2.40 per share. The Warrants are exercisable at the earlier of (i) one (1) year from the date of the last sale of the Warrants in the offering in which the Warrants issued or (ii) upon the effectiveness of a Registration Statement under the Securities Act in which the Shares underlying the Warrants are registered. The exercise price and number of shares deliverable upon exercise of the Warrants are subject to anti-dilution adjustments under certain circumstances.

     The Warrants may be exercised upon surrender to the Company's transfer agent of the applicable Warrant certificate or prior to expiration of the applicable Warrant exercise period, with the form of election to purchase on the reverse side of the certificate executed as indicated, and accompanied by payment of the full exercise price for the number of Warrants being exercised. Payment may be made in cash or by certified or official bank check payable to the order of the company.

OPTIONS

     The Company has issued options to purchase 412,500 shares of common stock, at prices of $0.80 and $0.88, to its officers, directors and key employees pursuant to the 1996 Stock Option and Incentive Plan. This plan was approved by the Company's stockholders in 1997.

TRANSFER AGENT

     The Company has appointed American Securities Transfer & Trust, Inc. ('AST'), as its transfer agent and registrar for the Company's securities. The address of AST is 1825 Lawrence Street, Denver, CO 80202-1817.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, the Company will have outstanding 6,378,750 shares of Common Stock, assuming exercise of all Warrants. Of these shares, 5,050,000 will be freely tradable without restriction (except) for restrictions imposed by certain state regulatory authorities) or registration under the Securities Act, except that any shares purchased by an 'affiliate' of the Company (as defined in the rules and regulations promulgated under the Securities Act) will be subject to the resale limitations under Rule 144 under the Securities Act. The remaining 1,328,750 shares of outstanding Common Stock were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Act. Such shares may be sold only pursuant to an effective registration statement filed by the Company or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Act.

     In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of the Company may sell shares of Common Stock after at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. The number of shares of Common Stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of the Company (and who has not been an affiliate of the Company for 90 days prior to the sale) and who has beneficially owned shares acquired from the Company or an affiliate of the Company for over two years may resell the shares of Common Stock without compliance with the foregoing requirements under Rule 144.

     No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Bondy & Schloss LLP, New York, New York.

                                    EXPERTS

     The financial statements of the Company from March 11, 1996 (inception) to the year ended June 30, 1997 audited and for the six months ended December 31, 1997 unaudited, appearing in this Prospectus have been prepared by Jeffrey M. Moritz, C.P.A., independent auditor, as set forth in his report hereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the 'Registration Statement') under the Securities Act, with respect to the shares being offered in this offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Such material can also be obtained at the Commission's Web site at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the Commission at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document field as an exhibit to the Registration Statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each statement made in this Prospectus relating to such documents being qualified in all respect by such reference. For further information with respect to the Company and the securities being offered hereby, reference is hereby made to such Registration Statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

Independent Auditors' Report...............................................................................    F-2

Audited Financial Statements

     Balance Sheet as of June 30, 1997.....................................................................    F-3

     Statement of Operations for the Year Ended June 30, 1997..............................................    F-4

     Statement of Cash Flows for the Year Ended June 30, 1997..............................................    F-5

     Statement of Shareholder Equity.......................................................................    F-6

     Notes to Audited Financial Statements.................................................................    F-7

Unaudited Financial Statements.............................................................................

     Balance Sheet as of December 31, 1997.................................................................   F-14

     Statement of Operations for the Six Months Ended December 31, 1997....................................   F-15

     Statement of Cash Flows for the Six Months Ended December 31, 1997....................................   F-16

     Statement of Shareholders' Equity.....................................................................   F-17

     Notes to Unaudited Financial Statements...............................................................   F-18

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

To The Board of Directors
AMERICAN ATM CORP.

     I have audited the accompanying balance sheet of American ATM Corp. (A Development Stage Company) as of June 30, 1997 and the related statement of income, cash flows and shareholders' equity for the year then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards as applied to development stage companies. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Those standards also require that the financial statements are prepared under the assumption that the company will continue as a going concern (see Note 1). An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

     Subject to the above explanation of reporting for development stage companies, in my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American ATM Corp. (A Development Stage Company) as of June 30, 1997 and the results of its operations and cash flows for the period then ended in conformity with generally accepted accounting principles.

JEFFREY M. MORITZ
Certified Public Accountant

Hyannis, Massachusetts
July 26, 1997

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                              AS OF JUNE 30, 1997

                                                                                              1997         1996
                                                                                           ----------    --------

                                         ASSETS
CURRENT ASSETS
     Cash and Equivalents...............................................................   $  259,143    $163,001
     Note Receivable....................................................................      125,200       --
     Subscriptions Receivable...........................................................       --         107,000
     Accounts Receivable (Note 1).......................................................        1,406       --
     Accrued Interest Receivable (Note 4)...............................................       14,808       --
     Advances Receivable................................................................        2,801       --
     Inventory..........................................................................        2,500       --
     Prepaid Expenses...................................................................        5,656      34,890
                                                                                           ----------    --------
          Total Current Assets..........................................................      411,514     304,891
                                                                                           ----------    --------
PROPERTY AND EQUIPMENT (Note 1).........................................................
     Furniture and Equipment............................................................      528,312      12,200
     Capitalized Site Acquisition Costs.................................................       37,655       --
     Software...........................................................................        9,443       --
     Leasehold Improvements.............................................................          830         830
     Less: Accumulated Depreciation.....................................................      (69,780)       (277)
                                                                                           ----------    --------
     Net Property and Equipment.........................................................      506,459      12,753
                                                                                           ----------    --------
OTHER ASSETS............................................................................
     Deferred Income Tax Benefit (Note 1)...............................................      183,722       3,339
     Other Intangibles..................................................................        2,288       2,365
                                                                                           ----------    --------
          Total Other Assets............................................................      186,010       5,704
                                                                                           ----------    --------
               Total Assets.............................................................   $1,103,983    $323,348
                                                                                           ----------    --------
                                                                                           ----------    --------
                                 LIABILITIES AND EQUITY
CURRENT LIABILITIES.....................................................................
     Notes and Advances Payable (Note 4)................................................   $  230,470    $  --
     Accounts Payable and Accrued Expenses..............................................       17,671       6,157
     Taxes Payable......................................................................        2,685       1,108
                                                                                           ----------    --------
          Total Current Liabilities.....................................................      250,825       7,265
                                                                                           ----------    --------
SHAREHOLDERS' EQUITY (Notes 2 and 6)....................................................
     Capital Stock -- Preferred Authorized: 100,000 Shares at Par $10.00 Issued: 0
      shares............................................................................            0           0
     Capital Stock -- Common Authorized: 10,000,000 Shares at Par $.001 Issued:
      2,253,000 shares..................................................................        2,253       1,543
     Paid in Capital....................................................................    1,151,963     333,457
     Retained Earnings (Deficit)........................................................     (301,058)    (18,917)
                                                                                           ----------    --------
          Total Shareholders' Equity....................................................      853,158     316,083
                                                                                           ----------    --------
               Total Liabilities and Equity.............................................   $1,103,983    $323,348
                                                                                           ----------    --------
                                                                                           ----------    --------

    The attached accountant's report and notes are an integral part hereof.

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997

                                                                                                      CUMULATIVE
                                                                                         FOR THE         FROM
                                                                                       YEAR ENDED      INCEPTION
                                                                                        JUNE 30,      (MARCH 11,
                                                                                          1997           1996)
                                                                                       -----------    -----------

INCOME (Note 1).....................................................................   $   118,852    $   118,852
DIRECT COSTS
     ATM Location Costs.............................................................       301,561        302,621
     Deposit Finance Charges (Note 6)...............................................        68,247         68,414
                                                                                       -----------    -----------
       Total Direct Costs...........................................................       369,808        371,035
                                                                                       -----------    -----------
GROSS PROFIT (LOSS).................................................................      (250,956)      (252,183)
                                                                                       -----------    -----------
OPERATING EXPENSES
     Payroll Related Expenses.......................................................        14,689         84,797
     Salaries.......................................................................        81,497         15,485
     Advertising....................................................................         6,756          7,606
     Insurance......................................................................        11,234         11,374
     Professional Fees..............................................................        20,396         24,926
     Consulting Fees................................................................        12,000         17,000
     Travel Expenses................................................................        18,078         18,387
     Rent...........................................................................         7,642          9,832
     Utilities......................................................................        26,568         28,550
     Depreciation and Amortization..................................................        11,475         11,771
     Office Expenses................................................................        18,154         19,495
     Miscellaneous Expenses.........................................................         5,893          6,188
                                                                                       -----------    -----------
          Total Operating Expenses..................................................       234,382        255,411
                                                                                       -----------    -----------
NET OPERATING INCOME (LOSS).........................................................      (485,338)      (507,594)
OTHER INCOME
     Investment Interest Income.....................................................        22,814         22,814
                                                                                       -----------    -----------
NET INCOME (LOSS) BEFORE PROVISION FOR TAXES........................................      (462,524       (484,780)
INCOME TAX BENEFIT (NOTE 2).........................................................      (180,383)      (183,722)
                                                                                       -----------    -----------
NET INCOME (LOSS) RETAINED..........................................................   $  (282,141)   $  (301,058)
                                                                                       -----------    -----------
                                                                                       -----------    -----------
PER COMMON SHARE
     Net Income (loss)
               Primary..............................................................         (0.15)         (0.24)
               Fully Diluted........................................................         (0.07)         (0.11)
     Average Number of Common Shares................................................     1,898,000      1,276,500
     Fully Diluted..................................................................     3,813,000      2,691,500

    The attached accountant's report and notes are an integral part hereof.

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1997

                                                                                                       CUMULATIVE
                                                                                                          FROM
                                                                              FOR THE YEAR ENDED       INCEPTION
                                                                                JUNE 30, 1997       (MARCH 11, 1996)
                                                                              ------------------    ----------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income (Loss) from Development Stage Operations...................        (282,141)             (301,058)
                                                                              ------------------    ----------------
     Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by
       Operating Activities................................................
          Fixed Asset Depreciation and Amortization........................          69,503                69,780
          Change In Receivables............................................        (144,215)             (144,215)
          Change In Other Current Assets...................................          26,733                (8,156)
          Change In Other Assets...........................................              77                (2,288)
          Change In Notes and Advances Payable.............................         230,470               230,470
          Change In Accounts Payable.......................................          11,514                17,671
          Change In Other Current Liabilities..............................           1,577                 2,685
          Change In Deferred Tax Benefit...................................        (180,383)             (183,722)
                                                                              ------------------    ----------------
               Total Adjustments...........................................          15,276               (17,775)
                                                                              ------------------    ----------------
     Net Cash Provided (Used) by Operating Activities......................        (266,865)             (318,833)
CASH FLOWS FROM INVESTMENTS ACTIVITIES
     Investment in Fixed Assets............................................        (563,210)             (576,240)
                                                                              ------------------    ----------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of Common Stock..................................................         819,216             1,154,216
     Change in Subscriptions Receivable....................................         107,000                     0
                                                                              ------------------    ----------------
     Net Cash from Financing Activities....................................         926,216             1,154,216
                                                                              ------------------    ----------------
NET INCREASE (DECREASE) IN CASH............................................          96,141               259,143
                                                                              ------------------    ----------------
                                                                              ------------------    ----------------

    The attached accountants' report and notes are an integral part hereof.

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF SHAREHOLDERS' EQUITY
        FOR THE PERIOD FROM INCEPTION (MARCH 11, 1996) TO JUNE 30, 1997

                                                                             $10 PREFERRED
                                          $.001 COMMON STOCK                     STOCK                                     TOTAL
                                          ------------------    OPTIONS/    ---------------    PAID-IN     RETAINED    SHAREHOLDERS'
                                           SHARES     AMOUNT    WARRANTS    SHARES   AMOUNT    CAPITAL     EARNINGS       EQUITY
                                          ---------   ------   -----------  ------   ------   ----------   ---------   -------------

Balance -- March 11, 1996 (inception)....    --        --                    --       --          --          --            --
     Sale of Organizers Stock............   300,000   $ 300                                   $   14,700                $    15,000
     Sales of Founders Shares to Private
       Investors.........................   458,000     458                                       51,542                    240,000
     Sales of Shares to Private
       Investors.........................   295,000     295      1,000,000                       239,705                    240,000
     Securities Offering under Rule 504
       Regulation D......................   490,000     490                                       27,510                     28,000
     Net Loss to June 30, 1996...........                                                                  $ (18,917)       (18,917)
                                                                               -       --
                                          ---------   ------   -----------                    ----------   ---------   -------------
Balance -- June 30, 1996                  1,543,000   1,543      1,000,000     0        0        333,457     (18,917)       316,083
                                                                               -       --
                                          ---------   ------   -----------                    ----------   ---------   -------------
     Securities Offering under Rule 504
       Regulation D......................   650,000     650      2,000,000                       638,566                    639,216
     Warrants Rescinded..................                       (1,000,000)
     Shares Issued in Exchange for
       Equipment Leases (Note 6).........    60,000      60                                      179,940                    180,000
     Options Issued as Part of Executive
       and Director Compensation (Note
       2)................................                          300,000
     Options Issued as Part of Employee
       Compensation......................                           30,000
     Warrants Issued for Use by the Board
       of Directors......................                          500,000
     Net Loss to June 30, 1997...........                                                                   (282,141)
                                                                               -       --
                                          ---------   ------   -----------                    ----------   ---------   -------------
Balance -- June 30, 1997................. 2,253,000   2,253      2,830,000     0       $0     $1,151,963   $(301,058)   $ 1,135,299
                                                                               -       --
                                                                               -       --
                                          ---------   ------   -----------                    ----------   ---------   -------------
                                          ---------   ------   -----------                    ----------   ---------   -------------

    The attached accountant's report and notes are an integral part hereof.

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO AUDITED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 1997

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company was incorporated in the State of Florida on March 11, 1996 and commenced business on May 1,1996. The Company is an independent owner and operator of automatic teller machines (ATM's) which provide individuals with credit or debit cards the ability to obtain on the spot cash from their bank accounts. These machines are located in high traffic and convenience locations.

DEVELOPMENT STAGE OPERATIONS

     The Company has a short operating history and is considered in a development stage. The Company is subject to risks common to companies in similar stages of development. Principal among these risks are the successful marketing of its current services, dependence on key individuals, competition from substitute or larger companies, and the need to obtain the necessary funds to sustain operations. Absent the access to those necessary funds there is some doubt as to the ability of the company to continue as a going concern.

USE OF ESTIMATES

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets or liabilities and the disclosure of contingent liabilities or assets at the date of the financial statements and the amounts of revenues or expenses during the reporting period.

CONCENTRATION OF RISK

     The fee income from ATM machines represents 100% of the Company's operating revenues. Fee income from ATM processing is limited by the hours of operation at the sites leased by the Company. In some states, the amount and nature of fees charged is limited or restricted by regulation, and in some states, private ATM machines are not permissible.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Repairs and maintenance, which are not considered betterments and do not extend the useful life of the assets, are charged to expense as incurred. As the equipment is retired or otherwise disposed of, the asset and the related accumulated depreciation are removed from the accounts and any resulting profit or loss is reflected in income.

     The cost of these assets is charged against income using the straight-line or declining balance method of depreciation. The estimated useful lives of property and equipment are as follows:

Machinery and Equipment..............................   7 Years
Furniture and Equipment..............................   5 Years
Organizational Expenses..............................   5 Years
Lease Acquisition Expenses...........................   2 Years

INCOME TAX

     The Company records deferred income taxes as the difference between book and tax depreciation and all other temporary book and tax differences in accordance with Statement of Accounting Standards No. 109 (Accounting for Income Taxes). Deferred Taxes (Tax Benefits) are also recognized for operating losses and tax credits that are available to offset future taxable income.

The attached financial statements and audit report are an integral part hereof.
                                      F-7

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
              NOTES TO AUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                              AS OF JUNE 30, 1997

     The Company has recorded deferred tax benefits of $183,722 reflecting the benefit of $484,778 in tax loss carry forwards which expire in varying amounts in 2011 and 2012. The realization of this tax benefit is dependent on generating sufficient taxable income prior to the expiration of the loss carry forwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the tax benefit could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

NOTE 2: SHAREHOLDERS' EQUITY

     As of June 30, 1997, the company provided for two classes of stock as follows:

        10 Million Common Shares at a Par Value of $.001
        100,000 Preferred Shares at a Par Value of $10.00

     At the statement date, the company had issued 2,253,000 shares of Common Stock. The Company had issued no shares of Preferred Stock (See Statement of Shareholder Equity and Note 6)

     The Company established a Director and Officer Stock Option Compensation Plan on March 21, 1997. Under that plan, each member of the Board of Directors, other than the President, receives options to purchase 10,000 restricted sale shares for each year of service to the company, or part thereof, at 100% of market price at the option issue date with an initial option price of $1.00. These options expire after four years. The President receives options to purchase 100,000 restricted sale shares for each year of service to the Company, or part thereof, at 110% of market price at the option issue date with an initial option price of $1.10. These options expire after three years.

     The Company has issued options and warrants to purchase additional shares of Common Stock as follows:

            DESCRIPTION                 NUMBER                            TERMS
------------------------------------   ---------   ----------------------------------------------------

Issued as part of the public
  offering..........................   2,000,000   As part of an Offered Unit (See Note 6) One (1)
                                                     warrant for the right to purchase One (1) share at
                                                     $3.00.
Issued as part of the President's
  stock option compensation plan....     200,000   Issued at 110% of market price, currently stipulated
                                                     as $1.10 per share to expire in three years.
Issued as part of the Officers and
  Director's stock option
  compensation plan.................     130,000   Issued at 100% of market price, currently stipulated
                                                     as $1.00 per share to expire in four years.
Committed for public relations and
  related services rendered.........     850,000   Issued a right to purchase at $3.00 per share.

     In applying FASB Statement 123 'Accounting for Stock Based Compensation' in accounting for its compensatory stock option plan, had compensation cost been determined for the options issued consistent therewith, the Company's net income
(loss) retained and net income (loss) per share would have changed by the difference between the option price and fair market value as calculated by the Black-Scholes option pricing model. Assuming fair market value at the date of the grant of $1.00, an exercise price of between $1.00 and $1.10, three year life on the options, expected volatility of 200%, no expected dividends and risk free interest rates of 10%, the Company would have recorded

The attached financial statements and audit report are an integral part hereof.
                                      F-8

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
              NOTES TO AUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                              AS OF JUNE 30, 1997

compensation expense totalling $18,697 from the inception of the plan through June 30, 1997. As such, pro-forma net loss per share would be as follows:

Net Loss as reported....................................................   (282,141)
Additional compensation.................................................     18,697
Adjusted Net Loss.......................................................   (300,838)
Loss Per Share reported.................................................       (.15)
Adjusted Loss Per Share.................................................       (.16)

     No options or warrants had been exercised as of June 30, 1997.

NOTE 3: COMMITMENTS AND CONTINGENCIES

LEASES

     The Company has entered into a non-cancelable lease for its office and warehouse space for three years commencing June 10, 1996 and ending June 30, 1999. The Company's future minimum annual lease liability under this agreement is as follows:

Second Year Ending June 30, 1998.......................   11,102
Third Year Ending June 30, 1999........................   11,657

     In addition, the Company is obligated for common area and equipment maintenance charges.

TRANSACTION REPORTING AND TRANSFER SYSTEM

     The Company has entered into an agreement with a third-party provider that renders electronic transaction reporting and transfer services. This represents the single most important component of the Company operating requirements as it enables the Company to process the information and transactions at its ATM machines. It also provides for the deposit of fees earned and cash withdrawn directly to the company's bank accounts. Under the terms of the agreement fees for these services require the payment of a one time setup fee at the time of installation and ongoing monthly fees predicated on the overall number of transactions.

NATIONAL ACCESS SYSTEM

     As part of its electronic transaction processing system, the Company has entered into a licensing agreement with a national access system. The system facilitates the ability of the ATM customer to obtain electronic funds transfer without the requirement of using a bank dedicated ATM system. The Company receives revenue from the use of this system predicated on the number of access transactions.

SITE LOCATION LEASES

     The Company has contracted with site sales and placement agencies which solicit and lease locations for automatic teller machines for a fee. Upon acceptance by the Company of the location, the leases are assigned to the Company by the agency for a one time fee. The term of the leases are generally five (5) years and provide for a per transaction rental fee.

The attached financial statements and audit report are an integral part hereof.
                                      F-9

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
              NOTES TO AUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                              AS OF JUNE 30, 1997

NOTE 4: ATM MACHINE FIT CASH FINANCING

     The Company has contracted with an independent funding company to provide the machine cash needs for its ATM locations for five years. The funding source has agreed to furnish a minimum of $350,000 and a maximum of $1 Million for this purpose. Under the terms of the agreement, the Company is obligated to pay substantially all of the carrying expenses of the funds committed by the source which includes twelve percent interest on the committed amount and the opening overhead for wire transfer fees and bank charges incident to the Company activities with the source. In addition, the Company contributes $1,000 monthly toward other operating expenses. The Company has the right to offset the interest charges with any interest or investment income earned by the unused portion of the commitment. The annual minimum and maximum costs for this arrangement are $43,000 and $121,000 respectively. The amount of interest charges earned by the Company on the unused portion of the commitment was $1,986 for the year ended June 30, 1997.

NOTE 5: FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments is the amount at which an asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced liquidation. Fair value estimates are made at a specific point in time based on the type of facial instrument and relevant market information.

     Because no quoted market price exists for a significant portion of these financial instruments, the fair values are derived based on management's best judgment with respect to current economic conditions. Many of the estimates involve uncertainties and matters of significant judgment and cannot be determined with precision.

     The fair value information provided is indicative of the estimated fair values of the financial instruments and should not be interpreted as an estimate of the value of the Company taken as a whole.

                                                                    CARRYING VALUE    FAIR VALUE
                                                                    --------------    ----------

Financial Assets:
     Cash and Equivalents........................................      $259,143        $259,143
     Accounts Receivable.........................................       144,215         144,215
     Other Receivables...........................................         8,156           8,156
Financial Liabilities:
     Accounts Payable............................................        20,356          20,356
     Short Term Debt.............................................       230,470         230,470
     Long Term Debt..............................................             0               0

NOTE 6: PUBLIC OFFERING AND OTHER COMMON STOCK ISSUINGS

PUBLIC OFFERING

     The Company completed its public offering under Regulation D Rule 504 of the Securities Act of 1933 (as amended) to raise additional working capital of $1,000,000. This effort included the sale of 700,000 of Common Stock and 2,000,000 Common Stock Purchase Warrants with purchase rights at $3.00 per share. The Company has retained counsel to prepare and file a Registration Statement with the Securities and Exchange Commission to register the shares underlying the purchase warrants. The fees are expected to be approximately $90,000. As at June 30, 1997 the fees incurred amounted to $30,284 and had been charged to Paid In Capital.

The attached financial statements and audit report are an integral part hereof.
                                      F-10

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
              NOTES TO AUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                              AS OF JUNE 30, 1997

CAPITALIZED LEASES

     On July 15, 1996 the Company entered into lease finance arrangements with a primary vendor of equipment for automatic teller machines. The terms of the financing called for a $2,000 down payment, sixty monthly payments of $350 per machine principal and interest plus sales tax. The Company's future minimum annual liability under this agreement would have been:

Year Ending June 30, 1997................................................   $33,390
Year Ending June 30, 1998................................................    44,520
Year Ending June 30, 1999................................................    44,520
Year Ending June 30, 2000................................................    44,520
Year Ending June 30, 2001................................................    44,520
Thereafter...............................................................    11,130

     On January 23, 1997 the Company entered into an agreement and subsequently the obligations under the leases for a single payment of 60,000 shares of Common Stock. The transaction was valued at $180,000.

The attached financial statements and audit report are an integral part hereof.
                                      F-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

To The Board of Directors
AMERICAN ATM CORP.
Boca Raton, Florida

     The accompanying Unaudited Balance Sheet of American ATM Corp. (A Development Stage Company) as of December 31, 1997 and the related Unaudited Statement of Operations, Unaudited Statement of Cash Flows and Unaudited Statement of Shareholder's Equity for the six months then ended have been compiled by me. A compilation is limited to presenting in the form of financial statements, information that is the representation of management. The compilation was conducted in accordance with generally accepted accounting standards as applied to development stage companies. Those standards require that the financial statements are prepared under the assumption that the company will continue as a going concern (See Note 1).

     I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

JEFFREY M. MORITZ
Certified Public Accountant

Hyannis, Massachusetts
January 26, 1998

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                            UNAUDITED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                        ASSETS
CURRENT ASSETS
     Cash and Equivalents.............................................................   $  381,342
     Note and Advances Receivable.....................................................        3,401
     Accounts Receivable (Notes 1 and 9)..............................................       26,331
     Accrued Interest Receivable......................................................       18,616
     Inventory........................................................................        2,500
     Prepaid Expenses.................................................................        7,086
                                                                                         ----------
          Total Current Assets........................................................                 $  439,276
                                                                                                       ----------
PROPERTY AND EQUIPMENT (Note 1)
     Furniture and Equipment..........................................................      540,355
     Capitalized Site Acquisition Costs...............................................       44,555
     Software.........................................................................       10,693
     Leasehold Improvements...........................................................          830
     Less: Accumulated Depreciation...................................................     (118,098)
                                                                                         ----------
     Net Property and Equipment.......................................................                    478,335
                                                                                                       ----------
OTHER ASSETS
     Deferred Income Tax Benefit (Note 1).............................................      235,153
     Other Intangibles................................................................        2,250
                                                                                         ----------
          Total Other Assets..........................................................                    237,403
                                                                                                       ----------
               Total Assets...........................................................                 $1,155,014
                                                                                                       ----------
                                                                                                       ----------

                                LIABILITIES AND EQUITY
CURRENT LIABILITIES
     Notes and Advances Payable (Note 2)..............................................      428,930
     Accounts Payable and Accrued Expenses............................................       40,385
     Taxes Payable....................................................................        3,027
                                                                                         ----------
          Total Current Liabilities...................................................                    472,342
                                                                                                       ----------
SHAREHOLDERS' EQUITY (Notes 3, 7 and 9)
     Capital Stock -- Preferred Authorized: 100,000 Shares at Par $10.00
                                  Issued: 0 Shares....................................            0
     Capital Stock -- Common Authorized: 10,000,000 Shares at Par $.001
                                  Issued: 2,816,250 Shares............................        2,816
     Paid in Capital..................................................................    1,142,990
     Retained Earnings (deficit)......................................................     (463,134)
                                                                                         ----------
          Total Shareholders' Equity..................................................                    682,672
                                                                                                       ----------
               Total Liabilities and Equity...........................................                 $1,155,014
                                                                                                       ----------
                                                                                                       ----------

    The attached accountant's report and notes are an integral part hereof.

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       UNAUDITED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1997

                                                                                FOR THE SIX MONTHS
                                                                                       ENDED
                                                                                   DECEMBER 31,                        CUMULATIVE
                                                                   ---------------------------------------------     FROM INCEPTION
                                                                           1997                     1996            (MARCH 11, 1996)
                                                                   ---------------------    --------------------    ----------------

INCOME (Note 1).................................................               $ 131,612               $  11,259       $  250,464
DIRECT COSTS
     ATM Location Costs.........................................   $131,942                 $70,615                       434,563
     Deposit Finance Charges (Note 5)...........................     27,791                  26,533                        96,205
                                                                   --------                 -------                 ----------------
          Total Direct Costs....................................                 159,733                  97,148          530,768
                                                                               ---------               ---------    ----------------
GROSS PROFIT (LOSS).............................................                 (28,121)                (85,889)        (280,304)
                                                                               ---------               ---------    ----------------
OPERATING EXPENSES
     Salaries...................................................     46,513                  28,488                       131,310
     Payroll Related Expenses...................................      6,386                   6,374                        21,871
     Advertising................................................        583                   4,502                         8,189
     Insurance..................................................      7,809                   4,818                        19,183
     Professional Fees..........................................     14,324                  16,892                        39,250
     Consulting Fees............................................     11,000                       0                        28,000
     Travel Expenses............................................      4,513                  14,578                        22,900
     Rent.......................................................      9,950                   5,177                        19,782
     Utilities..................................................     14,178                   6,559                        42,728
     Depreciation and Amortization..............................     49,041                  10,907                        60,812
     Office Expenses............................................     13,748                   5,070                        33,243
     Miscellaneous Expenses.....................................     12,247                   3,110                        18,435
                                                                   --------                 -------                 ----------------
          Total Operating Expenses..............................                 190,292                 106,475          445,703
                                                                               ---------               ---------    ----------------
NET OPERATING INCOME (LOSS).....................................                (218,413)               (192,365)        (726,007)
OTHER INCOME
     Investment Interest Income.................................                   4,906                  58,272           27,720
                                                                               ---------               ---------    ----------------
NET INCOME (LOSS) BEFORE PROVISION FOR TAXES....................                (213,507)                                (698,287)
INCOME TAX BENEFIT (Note 1).....................................                 (51,431)                                (235,153)
                                                                               ---------               ---------    ----------------
NET INCOME (LOSS) RETAINED......................................               $(162,076)              $(134,092)      $ (463,134)
                                                                               ---------               ---------    ----------------
                                                                               ---------               ---------    ----------------
EARNINGS PER SHARE (Note 8)
     Basic......................................................                   (0.06)                                   (0.30)
     Assuming Dilution..........................................                   (0.02)                                   (0.07)

    The attached accountant's report and notes are an integral part hereof.

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       UNAUDITED STATEMENT OF CASH FLOWS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1997

                                                                               FOR THE SIX MONTHS
                                                                                      ENDED
                                                                                  DECEMBER 31,                      CUMULATIVE FROM
                                                                 -----------------------------------------------    INCEPTION (MARCH
                                                                         1997                      1996                11, 1996)
                                                                 ---------------------    ----------------------    ----------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income (Loss) from Development Stage Operations......               $(162,076)               $ (134,092)      $ (463,134)
     Adjustments to Reconcile Net Income (loss) to Net Cash
       Provided by Operating Activities
          Fixed Asset Depreciation and Amortization...........   $ 48,318                 $ 10,907                        118,098
          Change in Notes, Advances and Accounts
            Receivables.......................................     95,867                                                 (48,348)
          Change in Other Current Assets......................     (1,430)                  23,870                         (9,586)
          Change in Other Assets..............................         38                      735                         (2,250)
          Change in Notes and Advances Payable................    198,460                                                 428,930
          Change in Accounts Payable..........................     22,714                  135,659                         40,385
          Change in Other Current Liabilities.................        342                      921                          3,027
          Change in Deferred Tax Benefit......................    (51,431)                 (58,272)                      (235,153)
                                                                 --------                                           ----------------
               Total adjustments..............................                 312,878                   113,820          295,103
                                                                             ---------                ----------    ----------------
     Net Cash Provided (used) by Operating Activities.........                 150,802                   (20,272)        (168,031)
CASH FLOWS FROM INVESTMENT ACTIVITIES
     Investment in Fixed Assets...............................                 (20,193)                 (399,781)        (596,433)
CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of Common Stock (Net of Costs)......................                  (8,410)    686,500     1,214,602        1,145,806
                                                                             ---------                ----------    ----------------
NET INCREASE (DECREASE) IN CASH...............................               $ 122,199                $  794,549       $  381,342
                                                                             ---------                ----------    ----------------
                                                                             ---------                ----------    ----------------

    The attached accountant's report and notes are an integral part hereof.

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD FROM INCEPTION (MARCH 11, 1996) TO DECEMBER 31, 1997
                                  (SEE NOTE 3)

                                                  $.001 COMMON STOCK           $10 PREFERRED
                                            -------------------------------        STOCK
                                                                  OPTIONS/    ---------------    PAID-IN     RETAINED
                                             SHARES     AMOUNT    WARRANTS    SHARES   AMOUNT    CAPITAL     EARNINGS
                                            ---------   ------   ----------   ------   ------   ----------   ---------

BALANCE -- MARCH 11, 1996 (INCEPTION)......    --        --                    --       --          --          --
     Sale of Organizers Stock..............   300,000   $ 300                                   $   14,700
     Sales of Founders Shares to Private
       Investors...........................   458,000     458                                       51,542
     Sales of Shares to Private
       Investors...........................   295,000     295     1,000,000                        239,705
     Securities Offering under Rule 504
       Regulation D........................   490,000     490                                       27,510
     Net Loss to June 30, 1996.............                                                                  $ (18,917)
                                                                                 --       --
                                            ---------   ------   ----------                     ----------   ---------
BALANCE -- JUNE 30, 1996................... 1,543,000   1,543     1,000,000       0        0       333,457     (18,917)
                                                                                 --       --
                                            ---------   ------   ----------                     ----------   ---------
     Securities Offering under Rule 504
       Regulation D........................   650,000     650     2,000,000                        638,566
     Warrants Rescinded....................                      (1,000,000)
     Shares Issued in Exchange for
       Equipment Leases (Note 6)...........    60,000      60                                      179,940
     Options Issued as Part of Executive
       and Director Compensation (Note
       2)..................................                         300,000
     Options Issued as Part of Employee
       Compensation........................                          30,000
     Warrants Issued for Use by the Board
       of Directors........................                         850,000
     Net Loss to June 30, 1997.............                                                                   (282,141)
                                                                                 --       --
                                            ---------   ------   ----------                     ----------   ---------
BALANCE -- JUNE 30, 1997................... 2,253,000   2,253     3,180,000       0        0     1,151,963    (301,058)
                                                                                 --       --
                                            ---------   ------   ----------                     ----------   ---------
     Prepaid SB-2 Registration Costs.......                                                         (8,410)
     Forward Stock Split...................   563,250     563       795,000                           (563)
     Net Loss to December 31, 1997.........                                                                   (162,076)
BALANCE -- DECEMBER 31, 1997............... 2,816,250   $2,816    3,975,000       0        0    $1,142,990   $(463,134)
                                                                                 --       --
                                                                                 --       --
                                            ---------   ------   ----------                     ----------   ---------
                                            ---------   ------   ----------                     ----------   ---------


                                                 TOTAL
                                             SHAREHOLDERS'
                                                EQUITY
                                             -------------
                                            <
BALANCE -- MARCH 11, 1996 (INCEPTION)......      --
     Sale of Organizers Stock..............    $  15,000
     Sales of Founders Shares to Private
       Investors...........................       52,000
     Sales of Shares to Private
       Investors...........................      240,000
     Securities Offering under Rule 504
       Regulation D........................       28,000
     Net Loss to June 30, 1996.............      (18,917)

                                             -------------
BALANCE -- JUNE 30, 1996...................      316,083

                                             -------------
     Securities Offering under Rule 504
       Regulation D........................      639,216
     Warrants Rescinded....................
     Shares Issued in Exchange for
       Equipment Leases (Note 6)...........      180,000
     Options Issued as Part of Executive
       and Director Compensation (Note
       2)..................................
     Options Issued as Part of Employee
       Compensation........................
     Warrants Issued for Use by the Board
       of Directors........................
     Net Loss to June 30, 1997.............     (282,141)

                                             -------------
BALANCE -- JUNE 30, 1997...................      853,158

                                             -------------
     Prepaid SB-2 Registration Costs.......       (8,410)
     Forward Stock Split...................
     Net Loss to December 31, 1997.........     (162,076)
BALANCE -- DECEMBER 31, 1997...............    $ 682,672

                                             -------------
                                             -------------

    The attached accountant's report and notes are an integral part hereof.

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1997

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company was incorporated in the State of Florida on March 11, 1996 and commenced business on May 1, 1996. The Company is an independent owner and operator of automatic teller machines (ATM's) which provide individuals with credit or debit cards the ability to obtain on the spot cash from their bank accounts. These machines are located in high traffic and convenience locations.

Development Stage Operations:

     The Company has a short operating history and is considered in a development stage. The Company is subject to risks common to companies in similar stages of development. Principal among these risks are the successful marketing of its current services, dependence on key individuals, competition from substitute or larger companies, and the need to obtain the necessary funds to sustain operations. Absent the access to those necessary funds there is some doubt as to the ability of the company to continue as a going concern.

Use of Estimates:

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets or liabilities and the disclosure of contingent liabilities or assets at the date of the financial statements and the amounts of revenues or expenses during the reporting period.

Concentration of Risk:

     The fee income from ATM machines represents 100% of the Company's operating revenues. Fee income from ATM processing is limited by the hours of operation at the sites leased by the Company. In some states, the amount and nature of fees charged is limited or restricted by regulation, and in some states, private ATM machines are not permissible.

Cash and Cash Equivalents:

     The company considers all highly-liquid, short-term investments with an original maturity of three months or less to be cash equivalents.

     The company deposits the majority of its cash in two commercial banks located in Florida and with a national brokerage firm. From time to time, cash balances in the commercial banks exceed federally insured limits. To date, the company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash and cash equivalents.

Accounts Receivable:

     As part of the agreement with one of the private lenders who provides ATM fit cash, the Company has the right to an offset of the interest charged with any interest or investment income earned by the unused portion of the commitment. The lender is obligated, under the agreement, to invest the unused portions in short term or overnight investments. At the statement date, the balance in Accounts Receivable includes $22,850 of unpaid offset. (See Notes 5 and 9)

Property and Equipment:

     Property and equipment are stated at cost. Repairs and maintenance, which are not considered betterments and do not extend the useful life of the assets, are charged to expense as incurred. As the

 The attached financial statements and accountants report are an integral part hereof.
                                      F-18

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                            AS OF DECEMBER 31, 1997

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) equipment is retired or otherwise disposed of, the asset and the related accumulated depreciation are removed from the accounts and any resulting profit or loss is reflected in income.

     The cost of these assets is charged against income using the straight-line or declining balance method of depreciation. The estimated useful lives of property and equipment are as follows:

Machinery and Equipment..................................................   7 Years
Furniture and Equipment..................................................   5 Years
Organizational Expenses..................................................   5 Years
Lease Acquisition Expenses...............................................   2 Years

Advertising:

     The company expenses advertising as incurred. For the six months ended December 31, 1997 advertising expense was $583.

Income Tax:

     The Company records deferred income taxes as the difference between book and tax depreciation and all other temporary book and tax differences in accordance with Statement of Accounting Standards No. 109 (Accounting for Income Taxes). Deferred Taxes (Tax Benefits) are also recognized for operating losses and tax credits that are available to offset future taxable income.

     The Company has recorded deferred tax benefits of $235,153 reflecting the benefit of $698,287 in tax loss carry forwards which expire in varying amounts in 2011 and 2013. The realization of this tax benefit is dependent on generating sufficient taxable income prior to the expiration of the loss carry-forwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the tax benefit could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

NOTE 2: NOTES AND ADVANCES PAYABLE

     The following notes and obligations were outstanding as at December 31, 1997:

Advances Payable -- Bank
  Secured by specific Fit Cash balances located in the ATM machines.....   $226,770
Advances Payable -- Private Lender
  Secured by specific Fit Cash balances located in the ATM machines.....     97,160
Advances Payable -- Private Lender
  Secured by specific Fit Cash balances located in the ATM machines.....     80,000
Notes Payable -- Shareholder............................................     25,000
                                                                           --------
     Total Note and Advances -- All Short Term..........................   $428,930
                                                                           --------
                                                                           --------

 The attached financial statements and accountants report are an integral part hereof.
                                      F-19

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                            AS OF DECEMBER 31, 1997

NOTE 3: SHAREHOLDERS' EQUITY (See Note 9)

     As of December 31, 1997, the company provided for two classes of stock as follows:

                          10 Million Common Shares at a Par Value of $.001
                     100,000 Preferred Shares at a Par Value of $10.00

     At the statement date, the company had issued 2,816,250 shares of Common Stock including those for the forward split of December 11, 1997 actually delivered on January 5, 1998. Common shares are voting and dividends are paid at the discretion of the Board of Directors. The Company had issued no shares of Preferred Stock. (See Statement of Shareholder Equity)

     The Company established a Director and Officer Stock Option Compensation Plan on March 21, 1997. Under that plan, each member of the Board of Directors, other than the President, receives options to purchase 10,000 restricted sale shares for each year of service to the company, or part thereof, at 100% of market price at the option issue date with an initial option price of $1.00. These options expire after four years. The President receives options to purchase 100,000 restricted sale shares for each year of service to the company, or part thereof, at 110% of market price at the option issue date with an initial option price of $1.10. These options expire after three years.

     The Company has issued options and warrants to purchase additional shares of Common Stock as follows (adjusted for the forward split of December 11, 1997):

                 DESCRIPTION                     NUMBER                        TERMS
---------------------------------------------   ---------   -------------------------------------------
Issued as part of the public offering........   2,500,000   As part of an Offered Unit (See Note 6) One
                                                              (1) warrant for the right to purchase One
                                                              (1) share at $2.40.
Issued as part of the President's stock           250,000   Issued at 110% of market price, currently
  option compensation plan...................                 stipulated as $.88 per share to expire in
                                                              three years.
Issued as part of the Officers and Director's     162,500   Issued at 100% of market price, currently
  stock option compensation plan.............                 stipulated as $.80 per share to expire in
                                                              four years.

     In applying FASB Statement 123 'Accounting for Stock Based Compensation' in accounting for its compensatory stock option plan, had compensation cost been determined for the operations issued consistent therewith, the Company's net income (loss) retained and net income (loss) per share would have changed by the difference between the option price and fair market value as calculated by the Black-Scholes option pricing model. Assuming fair market value at the date of the grant of $.80, an exercise price of between $.80 and $.88, three year life on the options, expected volatility of 200%, no expected dividends and risk free interest rates of 10%, the Company would have recorded compensation expense totalling $18,697 from the inception of the plan through June 30, 1997 and an additional $32,051 through December 31, 1997. As such, pro-forma net loss per share would be as follows:

                                                                         YEAR ENDED      SIX MONTHS ENDED
                                                                        JUNE 30, 1997    DECEMBER 31, 1997
                                                                        -------------    -----------------
Net Loss as reported.................................................      (282,141)          (162,096)
Additional compensation..............................................        18,697             32,051
Adjusted Net Loss....................................................      (300,838)          (194,127)
Loss Per Share reported..............................................          (.15)              (.06)
Adjusted Loss Per Share..............................................          (.16)              (.07)

 The attached financial statements and accountants report are an integral part hereof.
                                      F-20

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                            AS OF DECEMBER 31, 1997

NOTE 3: SHAREHOLDERS' EQUITY -- (CONTINUED) (See Note 9)

     The Company has also reserved 1,062,500 warrants to purchase shares of Common Stock at $2.40 per share to be used at the discretion of the Board of Directors (adjusted for the forward split of December 11, 1997).

     No options or warrants had been exercised as of December 31, 1997.

     On December 11, 1997 the company completed a 5 for 4 forward stock split issuing five shares for each four owned for shareholders of record on December 22, 1997. (See Note 9)

NOTE 4: COMMITMENTS AND CONTINGENCIES

Leases:
     The Company has entered into a non-cancelable lease for its office and warehouse space for three years commencing June 10, 1996 and ending June 30, 1999. The Company's future minimum annual lease liability under this agreement is as follows:

Second Year Ending June 30, 1998...........................................   11,102
Third Year Ending June 30, 1999............................................   11,657

     In addition, the Company is obligated for common area and equipment maintenance charges.

Transaction Reporting and Transfer System:
     The Company has entered into an agreement with a third-party provider that renders electronic transaction reporting and transfer services. This represents the single most important component of the Company's operating requirements as it enables the Company to process the information and transactions at its ATM machines. It also provides for the deposit of fees earned and cash withdrawn directly to the company's bank accounts. Under the terms of the agreement fees for these services require the payment of a one time setup fee at the time of installation and ongoing monthly fees predicated on the overall number of transactions.

National Access System:
     As part of its electronic transaction processing system, the Company has entered into a licensing agreement with a national access system. The system facilitates the ability of the ATM customer to obtain electronic funds transfer without the requirement of using a bank dedicated ATM system. The Company receives revenue from the use of this system predicated on the number of access transactions.

Site Location Leases:
     The Company has contracted with site sales and placement agencies which solicit and lease locations for automatic teller machines for a fee. Upon acceptance by the Company of the location, the leases are assigned to the Company by the agency for a one time fee. The term of the leases are generally five (5) years and provide for a per transaction rental fee.

NOTE 5: ATM MACHINE FIT CASH FINANCING

     The Company has contracted with an independent funding company to provide some of the machine cash needs for its ATM locations for five years. The funding source has agreed to furnish a minimum of $350,000 and a maximum of $1 Million for this purpose. Under the terms of the agreement, the Company is obligated to pay substantially all of the carrying expenses of the funds committed by the source which includes twelve percent interest on the committed amount and the operating overhead for

 The attached financial statements and accountants report are an integral part hereof.
                                      F-21

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                            AS OF DECEMBER 31, 1997

NOTE 5: ATM MACHINE FIT CASH FINANCING -- (CONTINUED) wire transfer fees and bank charges incident to the Company's activities with the source. In addition, the Company contributes $1,000 monthly toward other operating expenses. The Company has the right to offset the interest charges with any interest or investment income earned by the unused portion of the commitment. The annual minimum and maximum costs for this arrangement are $54,000 and $132,000 respectively. (See Notes 1 and 9)

     The Company has contracted with another private lender to provide additional machine cash needs for its ATM locations. The funding source has agreed to furnish a maximum of $260,000 of which $65,000 may also be used for working capital. Under the terms of the agreement, the Company is obligated to pay substantially all of the carrying expenses of the funds committed by the source which includes ten percent interest on the committed amount and the operating overhead for wire transfer fees and bank charges incident to the Company's activities with the source. In addition, the Company contributes $1,000 annually toward other operating expenses. The annual maximum costs for this arrangement are $27,000.

     In June of 1997, the Company also contracted with a financial institution to provide some of the machine cash needs for its ATM locations. In an agreement with the national access provider and the company, the funding source has agreed to furnish fit cash for machines in territories where the institution operates up to a maximum of one hundred (100) machines or a total of up to $4 Million. The Company is obligated to pay interest at a floating rate of prime plus two percent on the daily outstanding balance of the funds in the machines.

NOTE 6: FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments is the amount at which an asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced liquidation. Fair value estimates are made at a specific point in time based on the type of financial instrument and relevant market information.

     Because no quoted market price exists for a significant portion of these financial instruments, the fair values are derived based on management's best judgment with respect to current economic conditions. Many of the estimates involve uncertainties and matters of significant judgment and cannot be determined with precision.

     The fair value information provided is indicative of the estimated fair values of the financial instruments and should not be interpreted as an estimate of the value of the Company taken as a whole.

                                                                         CARRYING
                                                                          VALUE      FAIR VALUE
                                                                         --------    ----------

Financial Assets:
     Cash and Equivalents.............................................   $381,342     $381,342
     Accounts Receivable..............................................     44,947       44,947

Financial Liabilities:
     Accounts Payable.................................................     40,385       40,385
     Short Term Debt..................................................    428,930      428,930
     Long Term Debt...................................................          0            0

 The attached financial statements and accountants report are an integral part hereof.
                                      F-22

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                            AS OF DECEMBER 31, 1997

NOTE 7: PUBLIC OFFERING AND OTHER COMMON STOCK ISSUINGS

Public Offering:
     The Company completed its public offering under Regulation D Rule 504 of the Securities Act of 1933 (as amended) to raise additional working capital of $1,000,000. This effort included the sale of 1,893,000 of Common Stock and 2,000,000 Common Stock Purchase Warrants with purchase rights at $3.00 per share. The Company has retained counsel to prepare and file a Registration Statement with the Securities and Exchange Commission to register the shares underlying the purchase warrants and all other outstanding options.

Capitalized Leases:
     On July 15, 1996 the Company entered into lease finance arrangements with a primary vendor of equipment for automatic teller machines. The terms of the financing called for a $2,000 down payment, sixty monthly payments of $350 per machine principal and interest plus sales tax. The Company's future minimum annual liability under this agreement would have been:

Year Ending June 30, 1997................................................   $33,390
Year Ending June 30, 1998................................................    44,520
Year Ending June 30, 1999................................................    44,520
Year Ending June 30, 2000................................................    44,520
Year Ending June 30, 2001................................................    44,520
Thereafter...............................................................    11,130

     On January 23, 1997 the Company entered into an agreement and subsequently liquidated the obligations under the leases for a single payment of 60,000 shares of Common Stock. The transaction was valued at $180,000.

NOTE 8: EARNINGS PER SHARE

     A reconciliation of the numerators and denominators used in the computations of basic and diluted earnings per share are as follows:

                                                                  INCOME          SHARES        PER-SHARE
                                                                (NUMERATOR)    (DENOMINATOR)     AMOUNTS
                                                                -----------    -------------    ---------
                                                                        FOR THE SIX MONTHS ENDED
                                                                            DECEMBER 31, 1997

Net income (loss) retained...................................    $(162,076)
Basic earnings per share
     Income (loss) available to common shareholders..........    $(162,076)      2,816,250        $(.06)
Effect of Dilutive Securities
     Warrants:
          Issued with public offering........................                    2,500,000
          Officers and directors.............................                      412,500
          Other..............................................                    1,062,500
                                                                               -------------
Diluted earnings per share
     Income (loss) available to common shareholders and
       assumed conversions...................................    $(162,076)      6,791,250        $(.02)

 The attached financial statements and accountants report are an integral part hereof.
                                      F-23

                               AMERICAN ATM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)
                            AS OF DECEMBER 31, 1997

NOTE 9: SUBSEQUENT EVENTS

Private Placement:
     In December, the Company entered into an agreement to has raise capital through a private placement totaling $3,200,000 on a 'best efforts -- all or nothing' basis. The offering provides for the sale of $2 Million of Common Stock and $1.2 Million of 6% Convertible Preferred Stock. The agreement calls for an offshore transaction in accordance with Regulation S of the Securities Act that permits the sale only to 'accredited investors' as defined in the Act.

     Under the terms of the agreement, the common shares will be issued at a discount to the bid price at the time of the Offering but not less than $8 or more than $10 per share. The preferred shares are issued at $100 per share and are convertible into common shares at the same price per share as that of the common at any time during the five year period commencing with their issuance.

     The underwriting costs for the offering include a cash commission of 5% of the gross proceeds from the offering plus common stock warrants for 10% of the common shares issued and 10% of the shares of common necessary for the convertible provisions of the preferred shares. They are exercisable at the same price as the price of the common issued under the offering for up to five years from the closing date. In addition to the above, the company has retained counsel to prepare the necessary underlying documents.

     The impact on the private placement on Earnings Per Common
Share -- Assuming Dilution and Net Book Value Per Share -- Assuming Dilution and Conversion is as follows:

                                                                                        BEFORE    AFTER
                                                                                        ------    ------

Earnings Per Common Share -- Assuming Dilution.......................................   $(.020)   $(.015)
Net Book Value Per Share -- Assuming Dilution and Conversion.........................   $ 1.45    $ 1.89

     The purpose of this private placement is to provide needed cash reserves for the acquisition of companies in industries which have been targeted by the Board of Directors. As yet no agreement has been reached with any such acquisition.

ATM Fit Cash Financing:
     During January, the Company terminated its agreement with its initial cash provider by transferring all of the machine balances to the financial institution now providing a majority of the fit cash requirements and the payment of those balances to the provider. At the statement date, the Company and the provider were negotiating any final balance due and the final balance of the interest cost offset receivable. Management has elected to reduce the balance of the offset receivable to coincide with the balance due.

Stock Split:
     On December 11, 1997 the Board of Directors adopted a plan to forward split the common shares. Under the plan, the Company will issue five shares of Common for each four shares held by shareholders of record on December 22, 1997. The Shares were issued on January 5, 1998.

 The attached financial statements and accountants report are an integral part hereof.
                                      F-24

_____________________________                      _____________________________

     NO UNDERWRITER, DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               ----

Prospectus Summary..........................................................................................................     3
Summary Historical Financial Information....................................................................................     5
Risk Factors................................................................................................................     6
Use of Proceeds.............................................................................................................    10
Capitalization..............................................................................................................    10
Dilution....................................................................................................................    11
Dividend Policy.............................................................................................................    11
Selected Historical and Financial Data......................................................................................    12
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................................    13
Business....................................................................................................................    14
Management..................................................................................................................    17
Plan of Distribution........................................................................................................    20
Description of Securities...................................................................................................    20
Shares Eligible for Future Sale.............................................................................................    21
Legal Matters...............................................................................................................    22
Experts.....................................................................................................................    22
Additional Information......................................................................................................    22
Index to Financial Statements...............................................................................................   F-1

                            ------------------------
     UNTIL                , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               AMERICAN ATM CORP.
                              3,562,500 SHARES OF
                         COMMON STOCK $.001 PAR VALUE,
                  WHICH UNDERLY COMMON STOCK PURCHASE WARRANTS

                           -------------------------
                                   PROSPECTUS
                           -------------------------

                                           , 1998

_____________________________                      _____________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses incurred in connection with the issuance and distribution of the securities being registered hereby expected to be incurred by the Company:

SEC registration fee..................................................   $ 4,425.00
State securities law fees and expenses................................   $   *
Printing and engraving expenses.......................................   $   *
Legal fees and expenses...............................................   $   *
Accounting fees and expenses..........................................   $   10,000
Transfer Agent fee....................................................   $   *
                                                                         ----------
     Total............................................................   $   *
                                                                         ----------
                                                                         ----------

     All amounts in the above table are estimated except the SEC registration fee.

     * To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 607.0850 of the Business Corporation Act of the State of Florida (the 'FBCA') provides that a corporation shall have the power to indemnify directors and officers as well as other employees and agents against liability incurred in connection with any proceeding to which such person is a party by virtue of the fact that he is a director, officer, employee or other agent of the Corporation, including amounts paid in settlement in connection with any proceeding, including any appeal thereof (other than an action by or in the right of the corporation, a 'derivative action'), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The following paragraphs set forth certain information with respect to all securities sold by the Company within the past three years without registration under the Securities Act of 1933, as amended (the 'Securities Act'). The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by the company for the issuance of these shares.

     In October 1996, the Company conducted a public offering of unregistered securities, pursuant to Rule 504 of Regulation D, of 2,000,000 Common Stock Purchase Warrants and 700,000 shares of Common Stock.

     The following shares of Common Stock were issued by the company without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering:

          In March 1996, the Company issued 300,000 shares of Common Stock to Mori Aaron Schweitzer for $15,000.

          In March 1996, the Company issued 60,000 shares of Common Stock to Nina Anthony for $3,000.

          In March 1996, the Company issued 20,000 shares of Common Stock to Bernard Murtaugh for $1,000.

          In May 1996, the Company issued to Wayne Kight, 10,000 shares of Common Stock for $5,000.

          In April and May 1996, the Company issued to Norman Shapiro 43,000 shares of Common Stock for $4,500.

          In April 1996, the Company issued to Barry Haberman 33,000 shares of Common Stock for $4,000.

          In May 1996, the Company issued to Frank Falco 25,000 shares of Common Stock for $25,000.

     In August 1997, in exchange for services rendered, the Company issued to Omega Funding, Inc. warrants to purchase 35,000 shares of Common Stock, in the aggregate, for $2.40 per share.

     In August 1997, in exchange for services rendered, the Company issued to Rajiv Vobra warrants to purchase 20,000 shares of Common Stock, in the aggregate, for $2.40 per share.

     In August 1997, in exchange for services rendered, the Company issued to Humphrey, Ltd. Warrants to purchase 70,000 shares of Common Stock, in the aggregate, for $2.40 per share.

     On March 16, 1997, the Company issued to Mori Aaron Schweitzer options to purchase up to 200,000 shares of Common Stock at a price equal to 110% of the market price of the stock.

     On March 16, 1997, the Company issued to its officers and directors options to purchase 130,000 shares of Common Stock in the aggregate, at a price of $1.00 per share.

ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES.

     (a) Exhibits

 3.1   Certificate of Incorporation, as amended.
 3.2   By-laws.
 4.1   Specimen Certificate for Shares of Common Stock*.
 4.2   Director and Officer Stock Option Compensation Plan*.
 5.1   Opinion and Consent of Bondy & Schloss LLP.
10.1   Lease by and between the Company and Cinderella Properties, dated           .*
10.2   ATM Funding Agreement, by and between the Company and American Security Bank, dated June 6, 1997.
10.3   Strategic Partnership Joint Effort Agreement by and between the Company and Atlantic
       International Entertainment, Ltd., dated September 30, 1997.
23.1   Consent of Jeffrey M. Moritz, C.P.A.
23.5   Consent of Bondy & Schloss LLP (included in item 5.1 above).
24     Powers of Attorney (included on Company signature page).
27     Financial Data Schedule

------------

*  To be filed by amendment.

                            ---------------------------

     (b) Financial Statement Schedules

     All supplemental schedules are omitted because they are not required or because the information is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on March 13, 1998.

                                                    AMERICAN ATM CORP.
                                          By:      /S/ MORI AARON SCHWEITZER
                                             ...................................
                                                   MORI AARON SCHWEITZER,
                                                CHAIRMAN OF THE BOARD, CHIEF
                                                    EXECUTIVE OFFICER
                                                AND PRESIDENT AND TREASURER

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Mori Aaron Schweitzer and Wayne Kight or either of them, as such person's true and lawful attorneys-in-fact and agents, will full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
        /s/ MORI AARON SCHWEITZER           Chairman of the Board                            March 13, 1998
 .........................................    and Chief Executive Officer
         (MORI AARON SCHWEITZER)

            /s/ SONDRA PARKER               Vice President and Director                      March 13, 1998
 .........................................
             (SONDRA PARKER)

             /s/ WAYNE KNIGHT               Secretary and Director                           March 13, 1998
 .........................................
              (WAYNE KIGHT)

            /s/ NORMAN SHAPIRO              Director                                         March 13, 1998
 .........................................
             (NORMAN SHAPIRO)

            /s/ BARRY HABERMAN              Director                                         March 13, 1998
 .........................................
             (BARRY HABERMAN)

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER
---------

      3.1  Certificate of Incorporation, as amended
      3.2  By-laws
      4.1  Specimen Certificate for Shares of Common Stock*
      4.2  Director and Officer Stock Option Compensation Plan*
      5.1  Opinion and Consent of Bondy & Schloss LLP
     10.1  Lease by and between the Company and Cinderella Properties, dated         .*
     10.2  ATM Funding Agreement, by and between the Company and American Security Bank, dated June 6,
           1997
     10.3  Strategic Partnership Joint Effort Agreement by and between the Company and Atlantic
           International Entertainment, Ltd., dated September 30, 1997
     23.1  Consent of Jeffrey Moritz, C.P.A.
     23.2  Consent of Bondy & Schloss LLP (included in item 5.1 above)
     24    Powers of Attorney (included on Company signature page)
     27    Financial Data Schedule

------------

*  To be filed by amendment.